UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

FRANKLIN COVEY CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held

January 23, 2026

Franklin Covey Co.

You are cordially invited to attend the Annual Meeting of Shareholders of Franklin Covey Co. (the Company), which will be held on Friday, January 23, 2026 at 8:30 a.m., in the Hyrum Smith Training Room at 13907 South Minuteman Dr., Suite 500, Draper, Utah 84020 (the Annual Meeting), for the following purposes:

(i)
To elect eight directors to serve until the 2027 annual meeting of shareholders;
(ii)
To hold an advisory vote on executive compensation;
(iii)
To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for fiscal 2026; and
(iv)
To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on January 23, 2026. The proxy statement and annual report to shareholders are available at www.proxyvote.com.

The Board of Directors has fixed the close of business on Friday, November 28, 2025 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

You are cordially invited to attend the Annual Meeting in person. To ensure that your vote is counted at the Annual Meeting, however, please vote as promptly as possible.

By Order of the Board of Directors,

Robert A. Whitman

Chairman of the Board of Directors

December 18, 2025

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please promptly complete your proxy. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

Franklin Covey Co.

13907 S. Minuteman Drive, Suite 500

Draper, Utah 84020

PROXY STATEMENT

Annual Meeting of Shareholders

January 23, 2026

SOLICITATION OF PROXIES

This proxy statement is being made available to the shareholders of Franklin Covey Co., a Utah corporation (us, our, we, Franklin Covey, or the Company), in connection with the solicitation by the board of directors (the Board or Board of Directors) of the Company of proxies from holders of outstanding shares of our common stock, $0.05 par value per share (the Common Stock), for use at our Annual Meeting of Shareholders to be held on Friday, January 23, 2026, at 8:30 a.m., in the Hyrum Smith Training Room at 13907 South Minuteman Dr., Suite 500, Draper, Utah 84020, and at any adjournment or postponement thereof (the Proxy Statement). This Proxy Statement, the Notice of Annual Meeting of Shareholders, and the accompanying form of proxy are first being mailed to shareholders of the Company on or about December 18, 2025.

PURPOSE OF THE ANNUAL MEETING

Shareholders of the Company will consider and vote on the following proposals: (i) to elect eight directors to serve until the next annual meeting; (ii) to hold an advisory vote on executive compensation; (iii) to ratify the appointment of Deloitte & Touche LLP (Deloitte) as our independent registered public accountants for the fiscal year ending August 31, 2026; and (iv) to transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

COSTS OF SOLICITATION

We will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparation, assembly, printing, and mailing to shareholders this Proxy Statement and accompanying materials. In addition to the solicitation of proxies by use of the mails, our directors, officers, and employees, without receiving additional compensation, may solicit proxies personally or by telephone, facsimile, or electronic mail. Arrangements will be made with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and we will reimburse such brokerage firms, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

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INFORMATION ABOUT VOTING

Who can vote?

The only voting securities that we have outstanding are shares of our Common Stock. Our Board of Directors has fixed the close of business on Friday, November 28, 2025 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting (the Record Date). Only shareholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, there were 11,989,951 shares of our Common Stock issued and outstanding. The holders of record of the shares of our Common Stock on the Record Date are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with Broadridge, our stock transfer agent, you are considered a shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, but not the shareholder of record, and your shares are held in “street name.” You are entitled to vote your shares whether you are the shareholder of record or you hold the shares in street name.

How can you vote?

You may submit your proxy by mail, telephone, or the Internet. If you are submitting your proxy by mail, you should complete, sign, and date your proxy card and return it in the envelope provided. Sign your name exactly as it appears on the proxy card. If you plan to vote by telephone or the Internet, voting instructions are printed on your proxy card. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares. If you provide specific voting instructions, your shares will be voted as you have instructed. Proxy cards submitted by mail must be received by our voting tabulator no later than Thursday, January 22, 2026 to be voted at the Annual Meeting. You may also vote in person at the Annual Meeting.

What if I do not specify on my proxy card how I want my shares voted?

Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted (i) FOR the election of each of the eight director nominees (Proposal No. 1); (ii) FOR the proposal regarding an advisory vote on executive compensation (Proposal No. 2); (iii) FOR the ratification of the appointment of Deloitte as our independent registered public accountants for the fiscal year ending August 31, 2026 (Proposal No. 3); and in the discretion of the proxy holders as to any other matters as may properly come before the Annual Meeting or at any adjournment or postponement thereof. It is not currently anticipated that any other matters will be presented at the Annual Meeting.

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What is “householding?”

We are sending only one notice or one copy of our proxy materials to shareholders who share the same last name and address, unless they have notified us that they want to receive multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings, and printing and mailing costs. If any shareholder residing at such address wishes to receive a separate copy of our proxy materials in the future, or, if any shareholders sharing an address are receiving multiple copies of our proxy materials and would like to request a single copy, they may contact the Office of the Corporate Secretary at 13907 South Minuteman Drive, Suite 500, Draper, Utah 84020 or by calling (801) 817-1776.

How do I vote at the Annual Meeting?

You may vote in person by written ballot at the Annual Meeting. However, if your shares are held in street name, you must bring a legal proxy or other proof from that broker, trust, bank, or other nominee of your beneficial ownership of those shares as of the record date in order to vote at the Annual Meeting. If you vote by proxy and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting.

What are broker non-votes?

When a broker, bank, or other nominee has discretion to vote on one or more proposals at a meeting but does not have discretion to vote on other matters at the meeting, the broker, bank, or other nominee will inform the inspector of election that it does not have the authority to vote on the “non-discretionary” matters with respect to shares held for beneficial owners which did not provide voting instructions with respect to the “non-discretionary” matters. This situation is commonly referred to as a “broker non-vote.”

If my shares are held in street name, will my broker, bank or other nominee vote my shares for me?

Generally no. If you hold your shares in street name and do not give voting instructions to your broker, bank, or other nominee, then your broker, bank, or other nominee may only vote your shares with respect to “discretionary” matters, but may not vote your shares with respect to “non-discretionary” matters. Each of our proposals, except for Proposal No. 3, the ratification of the appointment of our independent registered public accounting firm, are considered “non-discretionary” matters. As a result, if you hold your shares in street name, your broker, bank, or other nominee will not have discretion to vote your shares at the Annual Meeting, except for Proposal No. 3, if you do not provide voting instructions. Accordingly, it is important that street name holders give instructions to their broker, bank, or other nominee by following the voting instructions received from their broker, banker, or other nominee.

May I revoke my vote prior to the Annual Meeting?

Yes. A shareholder who has completed a proxy may revoke it at any time prior to its exercise at the Annual Meeting by returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth below, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

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What is a Quorum?

A quorum is the presence, in person or by proxy, of at least a majority of the shares of our Common Stock outstanding as of the close of business on the Record Date. A quorum is necessary to transact business at the Annual Meeting. Abstentions and “broker non-votes” will be included in determining the presence of a quorum at the Annual Meeting. Holders of Common Stock will vote as a single class. If there are not sufficient shares represented for a quorum, then the Annual Meeting may be adjourned or postponed from time to time until a quorum is established.

What Vote is Required for a Proposal to be Approved?

Subject to the paragraph below, the eight nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them will be elected as directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified. Abstentions and broker non-votes will have no effect on the election of directors.

Pursuant to the Company’s bylaws, any nominee for director who receives a greater number of votes “withheld” or “against” from their election than votes “for” their election shall immediately offer to tender their resignation following certification of such shareholder vote. The Corporate Governance and Nominating Committee (the Nominating Committee) shall promptly consider the director’s resignation offer and make a recommendation to the Board of Directors on whether to accept or reject the offer. The Board of Directors shall act on the recommendation of the Nominating Committee and publicly disclose its decision within 90 days following certification of the shareholder vote.

Approval of Proposal No. 2, the advisory vote on executive compensation, requires that the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will not have any effect on the outcome of this proposal.

The ratification of the appointment of Deloitte as our independent registered public accountants (Proposal No. 3) requires that the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition. Abstentions and broker non-votes will not have any effect on the outcome of this proposal.

What are the Board’s voting recommendations?

The Board of Directors recommends that you vote “FOR” each of the nominees identified in proposal No. 1 and “FOR” each of proposal Nos. 2 and 3 as further described in this Proxy Statement.

The Company’s Principal Office and Main Telephone Number

Our principal executive offices are located at 13907 South Minuteman Drive, Suite 500, Draper, Utah 84020 and our main telephone number is (801) 817-1776.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Oversight

Our Board is responsible for and committed to the independent oversight of the business and affairs of our Company, including financial performance, Chief Executive Officer (CEO) performance, succession planning, strategy, risk management, compensation, growth, and innovations. In carrying out its responsibilities, the Board advises our CEO and other members of our senior management team to help drive success for our clients and long-term value creation for our shareholders.

Corporate Governance

Franklin Covey upholds a set of basic values and principles to guide our actions, and we are committed to maintaining the highest standards of business conduct and corporate governance. Our emphasis on corporate governance begins at the top, with our directors, who are elected by and are accountable to you, our shareholders. This commitment to governance extends to our management team and to all of our employees. Our Board of Directors has adopted a set of Corporate Governance Guidelines to promote the effective functioning of the Board and its committees, promote the interests of shareholders, and to ensure a common set of governance expectations. We have also adopted a Code of Ethics for Senior Financial Officers for our directors, officers, and senior financial officers, including the CEO, Chief Financial Officer (CFO), and other members of our financial leadership team, and a Code of Business Conduct and Ethics that applies to all employees of Franklin Covey. The Corporate Governance Guidelines, Code of Ethics for Senior Financial Officers, and Code of Business Conduct and Ethics are available on our website at ir.franklincovey.com. In addition, these Corporate Governance documents are available in print free of charge to any shareholder by making a written request to Investor Relations, Franklin Covey Co., 13907 South Minuteman Drive, Suite 500, Draper, Utah 84020.

A feature of our corporate governance is that our standing committees are comprised of independent directors, as discussed below. We believe this structure allows for a collective focus by a majority of our independent directors on the various complex matters that come before Board committees. The overlap inherent in this structure assists these independent directors in the execution of their responsibilities. Our supplemental Growth and Innovations Committee (Growth Committee) is comprised of all of our directors, including non-independent directors. Members of our management team also attend meetings of the Growth Committee.

Board Skills and Experience

Our directors have significant experience with our business and are familiar with the risks and competition we face, which allow them to participate actively and effectively in Board and committee discussions and deliberations. Our directors meet and speak frequently with each other and with members of our senior management team. These formal meetings and informal discussions occur based on the needs of our business and the market environment.

The Nominating Committee, in its board composition discussions, has focused on diversity of experience and perspectives in relation to guiding and overseeing the growth and development of our business. The Board believes the skills, qualities, attributes, and experiences of its directors provide the Company with the business acumen and range of perspectives to engage each other and management to effectively address our evolving needs and represent the best interests of our shareholders. Although we do not have a formal policy on Board member diversity, and the Nominating Committee does not follow strict criteria when making decisions, we believe considering a wide range of skills is aligned with the Board’s objective of enhancing composition and available skills to most effectively evaluate and guide our strategy now and in the future. In addition to the considerations discussed in the “Director Nomination Process” section below, the Nominating Committee seeks Board candidates who have the ability to bring various skills, viewpoints, and perspectives to the Board.

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Nominees for Election to the Board of Directors

Our Board currently consists of eight directors, six of whom are considered independent. Nominees for election to the Board of Directors shall be elected to serve until the next annual meeting of shareholders or until their successors have been elected and qualified or until such director’s earlier death, resignation, or removal. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than eight nominees.

We believe each of the nominees listed below bring extensive experience across a variety of disciplines that provides valuable breadth and depth to our Board. The biographies below describe the skills, qualities, attributes, and experiences of each of the nominees, which support the Board's determination to nominate these directors for election. We have a policy that members of our Board of Directors should retire from service at age 75 unless an extension is specifically approved.

We are saddened to report that our fellow board member, Joel C. Peterson, recently passed away and will not be standing for election this year. We are grateful for his many years of invaluable service to the Company.

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PROFESSIONAL HIGHLIGHTS

Ms. Chow is a transformative business leader whose trailblazing corporate career spans over three decades in the technology and business sectors. She is currently Lead Independent Director on the Board of Directors of FranklinCovey (NYSE: FC) and also serves on the board of directors of 3M (NYSE: MMM) and CSX (NASDAQ: CSX). Ms. Chow is a Senior Fellow and Adjunct Professor of Executive Education at Northwestern University’s Kellogg School of Management and actively supports numerous local and national organizations, including serving on the Dallas Mavericks Advisory Council and Georgia Tech’s President’s Advisory Board.

In her prior role as CEO of AT&T Business, she was the first woman of color CEO in AT&T’s 140+ year history, responsible for leading a $35 billion global operating unit comprised of over 35,000 people. Appointed to this position in 2019, she guided her team, through the pandemic amid unprecedented market upheaval around the world, to serve customers with communications solutions across all sectors including small and medium sized businesses, global multinational enterprises, the public sector as well as nearly all of the Fortune 1000. Anne’s leadership experiences and expertise over the decades span product management, marketing, sales, strategy, customer service, operations, network engineering and more.

Widely recognized for her role model inclusive leadership and her impact in driving success at the intersection of people, culture, and technology, Ms. Chow was named to Fortune’s Most Powerful Women in Business twice, Forbes inaugural CEO Next List of Leaders set to revolutionize American business, Most Inspiring Woman in Communications by Light Reading, and is one of LinkedIn’s Top Voices. Her recent accolades include being recognized by The Johnson School at Cornell University with the L. Joseph Thomas Leadership Award for Lifetime Achievement, the highest honor for distinguished alumni, being awarded the Lifetime Achievement Award for Women in Business by the Dallas Business Journal and becoming the first leader of Asian descent to be inducted into the Dallas Business Hall of Fame since its inception in 1999.

As a lifelong learner committed to inspiration and impact, Ms. Chow engages with local, national, and global audiences through keynotes, panel discussions, and published works. She is the national best-selling author of LEAD BIGGER: The Transformative Power of Inclusion, by Simon & Schuster and co-author of The Leader’s Guide to Unconscious Bias: How to Reframe Bias, Cultivate Connection, and Create High-Performing Teams. Ms. Chow holds B.S. and M.Eng. degrees in Electrical Engineering as well as an MBA with Distinction from Cornell University and is a graduate of the Pre-College Division of the Juilliard School of Music.

DIRECTOR QUALIFICATIONS

The Company believes that Ms. Chow’s strong sales and enterprise relationship background as well as her extensive distribution and cross-functional global leadership experience provide valuable insight and skills to our Board of Directors. Ms. Chow’s significant leadership involvement with diversified entities throughout her career provides her with wide-ranging perspective and experience in the areas of management, operations, finance, and marketing.

Anne H. Chow

Age: 59

Lead Independent Director

Director Since: March 2016

Committee:

Corporate Governance and Nominating Committee (Chair)

Organization and Compensation Committee

Growth Committee

Other Directorships:

3M

CSX

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PROFESSIONAL HIGHLIGHTS

Since June of 2022, Mr. Cuffie has served as Group Chief Procurement Officer at HSBC, one of the world’s largest banks. In his current role, Mr. Cuffie is responsible for Sourcing, Procurement, Expense Management, Corporate Travel, Sustainability, Third-Party Management and Real Estate. Prior to joining HSBC, Mr. Cuffie served as Executive Vice President and Chief Procurement Officer at Salesforce, where he served as an executive member of the Global Cyber Security Governance Team, the Global Policy Governance Team, and the Global Crisis Incident Management Team. Mr. Cuffie’s service at Salesforce ran from 2017 to June of 2022.

Prior to joining Salesforce, Mr. Cuffie founded Eagle Island Advisors in 2015, a boutique private equity firm focused on sourcing lower mid-market opportunities in the 3rd Party Logistics industry. From 2013 to 2015, Mr. Cuffie served as Vice-President of Global Operations at Jawbone, Inc., and was Chief Procurement Officer and Vice-President of Supply Chain at Clearwire from 2010 through 2013. Over his career, Mr. Cuffie has accumulated over 30 years of business experience with 20 years of global management responsibility. Mr. Cuffie’s business experience includes board of director service, supply chain, income statement management, manufacturing, and procurement in multiple geographies.

Mr. Cuffie earned his Masters Degree in management from Renssalaer Polytechnic Institute and is a member of the Executive Leadership Council, the Stanford University Graduate School of Business, Global Supply Chain Forum, the Institute for Supply Chain Management, and the procurement 50 cohort of the World 50.

DIRECTOR QUALIFICATIONS

Mr. Cuffie’s extensive financial and operational expertise, as well as international leadership and prior board experience, provides him with wide-ranging knowledge and experience. His professional involvement in various capacities during his career enabled Mr. Cuffie to gain experience in many areas including finance, organizational development, financial planning, and corporate governance. Mr. Cuffie’s substantial financial knowledge and leadership experience enable him to make valuable contributions to our Board of Directors and on the Audit Committee.

Craig Cuffie Age: 64 Independent Director Director Since: September 2021 Committee: Audit Committee Organization and Compensation Committee Growth Committee Other Directorships: Emburse

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Donald J. McNamara Age: 72 Independent Director Director Since: June 1999 Committee: Audit Committee Growth Committee Other Directorships: Crow Holdings A&O Hotels & Hostels

PROFESSIONAL HIGHLIGHTS

Mr. McNamara is the founder of The Hampstead Group LLC, a private equity investor based in Dallas, Texas, and has served as its Chairman since its inception in 1989. He has over 35 years of successful investment experience, including Bass Brothers Enterprises, Marriott Corporation, and JMB Realty. Mr. McNamara currently serves as a Senior Advisor to TPG’s real estate platform, which includes $8 billion of assets collectively in its equity and debt platforms. Mr. McNamara received an undergraduate degree in architecture from Virginia Tech in 1976 and an MBA from Harvard University in 1978.

DIRECTOR QUALIFICATIONS

Mr. McNamara’s experience in private equity provides him with considerable expertise in financial and strategic matters. This expertise enables him to make valuable contributions to the Company in the areas of raising capital, capital deployment, acquisitions and dispositions, and other major financial decisions. This experience also qualifies Mr. McNamara to serve as an Audit Committee financial expert. Mr. McNamara’s involvement with other entities throughout his career provides him with wide-ranging perspective and experience in the areas of management, operations, and strategy. In addition, Mr. McNamara has a meaningful understanding of our operations having served on our Board of Directors for over 25 years, enabling him to make contributions to our strategy, innovation, and long-range plans.

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Nancy Phillips Age: 57 Independent Director Director Since: May 2020 Committees: Organization/Compensation Committee (Chair) Governance/Nominating Committee Growth Committee Other Directorships: None

PROFESSIONAL HIGHLIGHTS

Ms. Phillips served as the Chief People Officer of Paramount Global from December 2019 to August 2025, when Paramount Global closed its transaction with Skydance. In that position she oversaw the combined company's global human resources organization. Ms. Phillips was responsible for driving Paramount’s human resources strategy and delivering global programs to create a positive employee experience and a culture of high performance. Ms. Phillips also managed the company’s Human Resource (HR) business partners, talent acquisition, organizational effectiveness, learning and development, total rewards, people analytics, HR operations, and global security.

Ms. Phillips previously served as the Executive Vice President, Chief Human Resources Officer at Nielsen from January 2017 to December 2019, as well as on the Nielsen Foundation’s board of directors. Under her leadership, Nielsen was ranked No. 2 on Forbes’ “Employers for Diversity” list and received multiple “Great Place to Work” awards globally.

Prior to joining Nielsen, Ms. Phillips was Chief Human Resources Officer of Broadcom during 2015 and 2016 prior to its sale to Avago Technologies, the largest technology deal in history at that time. Before joining Broadcom, from 2010 to 2014, she led the HR organization for Hewlett Packard’s Imaging and Printing Group, as well as HP’s Enterprise Services business group, a global organization with more than 120,000 employees. Prior to her experience at HP, Ms. Phillips served as Executive Vice President and Chief Human Resources Officer for Fifth Third Bancorp, a diversified financial services company with $133 billion in assets from 2008 to 2010. Ms. Phillips also spent 11 years with the General Electric Company serving in a variety of HR leadership roles.

Ms. Phillips is active in a range of professional associations, and in 2006 received a YWCA TWIN (Tribute to Women) award in Silicon Valley for her commitment to diversity and inclusion. A member of the Florida Bar, she began her professional career as an attorney. Ms. Phillips earned a B.A. in English from the University of Delaware and a J.D. from Samford University in Birmingham, Alabama.

DIRECTOR QUALIFICATIONS

Ms. Phillips’ extensive experience in human resource management provides our Board of Directors with expertise in human capital management and compensation, which provides her with the knowledge to serve effectively on our Organization and Compensation and Corporate Governance and Nominating Committees. Ms. Phillip’s legal background provides additional insight and expertise to regulatory and other potentially complex human resource matters.

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Efrain Rivera Age: 68 Independent Director Director Since: September 2023 Committee: Audit Committee (Chair) Growth Committee Other Directorships: Jones Lange LaSalle, Inc.

PROFESSIONAL HIGHLIGHTS

Mr. Rivera was appointed to our Board of Directors on September 27, 2023, and has extensive executive and financial experience. Most recently, from October 2023 until his retirement in August 2024, Mr. Rivera served as Senior Advisor to the CEO of Paychex. He previously served as Senior Vice-President and Chief Financial Officer at Paychex from 2011 to 2023. During Mr. Rivera’s tenure, Paychex grew from $2 billion in revenue to $5 billion and transformed into a leading Human Capital Management firm with a market value approaching $45 billion.

Prior to joining Paychex, Mr. Rivera served as Corporate Vice President and Chief Financial Officer at Bausch & Lomb, where his responsibilities ranged from managing commercial operations in Latin America and Canada, to leading finance for the global vision care division and overseeing the firm’s finance function.

Mr. Rivera holds a Doctorate in Management from Case Western Reserve University, an MBA from the graduate school of business at the University of Rochester, and a Juris Doctor degree from New York University. Mr. Rivera is a certified management accountant (CMA) and is certified in financial management (CFM). Mr. Rivera currently serves on the Board of Directors of Jones Lange LaSalle, Inc. In 2022 Mr. Rivera was named a Business Icon by The Rochester Business Journal.

DIRECTOR QUALIFICATIONS

Mr. Rivera’s extensive financial background and expertise, combined with his international leadership experience, provides him with wide-ranging knowledge and experience. His education and professional experience in various capacities enabled Mr. Rivera to gain experience in many areas including accounting, finance, internal control, financial planning, organizational development, strategic planning and corporate governance. Mr. Rivera’s substantial financial knowledge and leadership experience qualify him to serve as an Audit Committee Financial Expert and enable him to make valuable contributions to our Board of Directors and Audit Committee.

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Derek C.M. van Bever Age: 68 Independent Director Director Since: September 2019 Committees: Growth Committee (Chair) Governance/Nominating Committee Other Directorships: None

PROFESSIONAL HIGHLIGHTS

Since 2012, Mr. van Bever has been a Senior Lecturer of Business Administration in the General Management Unit at the Harvard Business School and a director of the Forum for Growth and Innovation. Mr. van Bever teaches courses in the Harvard MBA program, including Building and Sustaining a Successful Enterprise, and Leadership and Corporate Accountability. Mr. van Bever is co-chair of Harvard’s Executive Education course in Disruptive Innovation and is co-director of the Harvard Macy Institute’s Leading Innovation in Health Care and Education course.

In 1983, Mr. van Bever co-founded The Advisory Board Company, a global research, consulting, and technology firm serving hospital and university executives, and was Chief Research Officer of The Corporate Executive Board, the world’s largest executive advisory network. Mr. van Bever’s research interests include the challenges facing leading companies seeking discontinuous renewal through market-creating innovation, as well as the new models for uniting faith, leadership, and corporate mission that are emerging in the economy. With his colleague Matthew S. Olsen, Mr. van Bever is co-author of the book, Stall Points (Yale University Press, 2008), a quantitative and qualitative analysis of the growth experience of companies in the Fortune 100 across the past half-century. A 2008 Harvard Business Review article authored by Mr. van Bever on the book entitled When Growth Stalls won the McKinsey Award for that year.

Mr. van Bever received his Master of Business Administration from the Harvard Business School in 1988 and is a 2011 graduate of Harvard Divinity School (HDS). Mr. van Bever is a member of the HDS Dean’s Council and recently received the 2019 Dean’s Leadership Award for his leadership in the school’s strategic planning efforts around its 2016 bicentennial.

DIRECTOR QUALIFICATIONS

Mr. van Bever brings experience in thought leadership and expertise in business growth, innovation, subscription businesses, and strategy to our Board of Directors. In his role as Chief Research Officer for The Corporate Executive Board, Mr. van Bever directed teams studying best practices in strategy, innovation, talent management, finance, and governance in the large-corporate sector worldwide. We believe Mr. van Bever’s experience, thought leadership, and research abilities make him a valuable addition to our Board of Directors.

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Paul S. Walker Age: 50 Director Director Since: July 2023 Committees: Growth Committee Other Directorships: None

PROFESSIONAL HIGHLIGHTS

Mr. Walker has served as our President and Chief Executive Officer since September 2021, and was appointed to our Board of Directors effective July 1, 2023. Mr. Walker began his career with the Company in 2000 in the role of business developer, and quickly moved to become a Client Partner and then an Area Director. In 2007, Mr. Walker became General Manager of the North America Central Region. In 2014, Mr. Walker assumed responsibility for the Company’s United Kingdom operations in addition to his role as General Manager of the Central Region. In 2016, Mr. Walker relocated to the Company’s Salt Lake City, Utah headquarters where he served as Executive Vice President of Global Sales and Delivery and as President of the Company’s Enterprise Division until November 2019 when he was appointed President and Chief Operating Officer. During his time at Franklin Covey, Mr. Walker has led many digital transformation projects, including the transition to the All Access Pass. Mr. Walker graduated from Brigham Young University with a Bachelor of Arts in Communications.

DIRECTOR QUALIFICATIONS

Mr. Walker’s extensive experience with Franklin Covey and leadership experience as our Chief Executive Officer provide him with significant knowledge and valuable insights regarding our industry, sales strategy, content, operations, and strategic priorities. His education and professional experience enable Mr. Walker to provide valuable contributions to the Board of Directors and to facilitate effective communication between our management and the Board of Directors. Mr. Walker’s extensive experience in sales and working with clients also provides him with the knowledge to make valuable contributions to the Board of Directors in the areas of strategy, growth, technology deployment, and organizational development.

Robert A. Whitman Age: 72 Chairman of the Board of Directors Director Since: May 1997 Committees: Growth Committee Other Directorships: None

PROFESSIONAL HIGHLIGHTS

Mr. Whitman has served as the Chairman of the Board of Directors since June 1999 and served as Chief Executive Officer of the Company from January 2000 through August 2021. Mr. Whitman previously served as a director of the Covey Leadership Center from 1994 to 1997. Prior to joining us, Mr. Whitman served as President and Co‑Chief Executive Officer of The Hampstead Group LLC from 1992 to 2000 and is a founding partner at Whitman Peterson. Mr. Whitman received his Bachelor of Arts Degree in Finance from the University of Utah and his MBA from the Harvard Business School.

DIRECTOR QUALIFICATIONS

Mr. Whitman’s leadership experience as the Chief Executive Officer of the Company for 21 years and his in-depth knowledge of our strategic priorities and operations enable him to provide valuable contributions to the Board of Directors in his role as Chairman of our Board of Directors. Mr. Whitman’s extensive experience in finance, private-equity investing, and leadership also provides him with the knowledge to make valuable contributions to the Board of Directors in the areas of finance, raising capital, and capital deployment.

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Affirmative Determination Regarding Board Independence

The Board of Directors has determined each of the following directors to be an “independent director” under the listing standards of the New York Stock Exchange (NYSE): Anne H. Chow, Craig Cuffie, Donald J. McNamara, Nancy Phillips, Efrain Rivera, and Derek C.M. van Bever.

The Company has engaged Ms. Anne H. Chow to deliver keynote addresses to clients and prospective clients on its behalf. Ms. Chow receives compensation for the speeches that she delivers. The Board of Directors has reviewed the nature and amounts of current and expected future compensation from these addresses and has determined that Ms. Chow will remain an independent director.

In assessing the independence of the directors, the Board of Directors determines whether or not any director has a material relationship with the Company (either directly, or as a partner, shareholder, or officer of an organization that has a relationship with us). The Board of Directors considers all relevant facts and circumstances in making independence determinations, including the director independence standards adopted by the Board of Directors and the existence of related-party transactions as described in the section entitled “Certain Relationships and Related Transactions” found in this Proxy Statement.

Board Leadership Structure

The Board of Directors does not have a policy on whether the roles of Chairman and CEO should be separate or combined. Following the September 1, 2021 appointment of Robert A. Whitman as Executive Chairman and Chairman of the Board and Paul S. Walker as Chief Executive Officer, these roles are no longer combined. Effective September 1, 2023, Mr. Whitman transitioned from serving as the Executive Chairman and Chairman of the Board to serve solely as Chairman of the Board of Directors. We believe Mr. Whitman’s leadership and previous experience with the Company and its operations enable him to provide meaningful contributions in the Chairman role.

Our Board regularly assesses the roles of Chief Executive Officer and Chairman of the Board, and deliberates the merits of its leadership structure to ensure that the most efficient and appropriate structure is in place. The Board of Directors has determined that if the Chairman of the Board is not an independent director, then there should be a Lead Independent Director.

Ultimately, we believe that our current leadership structure, combined with strong governance practices, creates a productive relationship between our Board and management, including strong independent oversight that benefits our shareholders. As CEO, Mr. Walker is directly accountable to our Board and, through our Board, to our shareholders. Mr. Whitman’s role as Chairman of the Board is also directly accountable to the Board and to our shareholders. We believe Mr. Whitman’s role is both counterbalanced and enhanced by the overall independence of the Board and independent leadership provided by our Lead Independent Director, Ms. Anne H. Chow. Ms. Chow, as Chair of our Nominating Committee, was designated as the Lead Independent Director by our Board. Our independent directors may elect another independent director as Lead Independent Director at any time. Mr. Walker, Mr. Whitman, and Ms. Chow work in partnership to provide governance, oversight, and align priorities focused on maximizing shareholder value.

The Board of Directors' Role in Risk Management Oversight

The Board of Directors is responsible for ensuring that an appropriate culture of risk management exists within Franklin Covey. The Audit Committee has responsibility for the oversight of general risk management, while our management team is responsible for the day-to-day risk management process. With the oversight of the Board of Directors, management has developed an enterprise risk management strategy, whereby management identifies the top individual risks that we face with respect to our business, operations, strategy, and other factors that were recognized after discussions with key business and functional leaders and reviews of external information. In

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addition to evaluating various key risks, management identifies ways to manage and mitigate such risks. During fiscal 2025, our management met regularly with the Audit Committee to discuss the identified risks and the efforts that are designed to mitigate and manage these risks. Certain risks are allocated to the various committees of the Board of Directors to allow the committees to examine a particular risk in detail and assess its potential impact to our operations. For example, the Audit Committee is primarily responsible for cybersecurity risks (please see Item 1C. Cybersecurity in the Company’s Annual Report on Form 10-K for fiscal 2025 for more details) and risks related to accounting and financial reporting matters; the Nominating Committee is responsible for risks related to succession planning and the independence of the Board of Directors; and the Organization and Compensation Committee (the Compensation Committee) is responsible for risks related to our various compensation plans. Each committee keeps the Board informed of its oversight efforts through regular reporting to the full Board by the committee chairpersons. The Company’s strategic objectives and activities are presented by our executive management to the Board and approved annually or more frequently if necessary.

We maintain internal controls and procedures over financial reporting, as well as enterprise-wide internal controls, which are updated and tested annually by our internal audit department, management, and our independent registered public accounting firm. Our independent registered public accounting firm also attends our Audit Committee meetings, and the Audit Committee meets regularly with them in executive session.

As part of its responsibilities, the Compensation Committee periodically reviews our compensation policies and programs to ensure that the compensation programs offer appropriate performance incentives for employees, including executive officers, while mitigating excessive risk taking. We believe that our various compensation programs contain provisions that discourage excessive risk taking. These provisions include:

•
An appropriate balance between annual cash compensation and equity compensation that may be earned over several years.
•
Metrics that are weighted between the achievement of overall financial goals and individual objectives.
•
Stock ownership guidelines that encourage executive officers to accumulate meaningful levels of equity ownership, which align the interests of executives with those of long-term shareholders.

Based on a review of the nature of our operations by the Compensation Committee, we do not believe that any areas of the Company are incented to take excessive risks that would likely have a material adverse effect on our operations.

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BOARD OF DIRECTOR COMMITTEES AND MEETINGS

Our Board has three standing committees: Audit, Nominating, and Compensation. Our Board has also established a supplemental Growth Committee. The specific membership of each committee allows us to take advantage of our directors’ diverse skill sets, which enables deep focus on relevant committee matters. The following table shows the current membership of each of our standing committees, which are comprised of independent directors.

Name	Audit	Compensation	Governance/Nominating
Anne H. Chow			(Chair)
Craig Cuffie
Derek C.M. van Bever
Donald J. McNamara
Efrain Rivera	(Chair)
Nancy Phillips		(Chair)
Meetings Held in 2025:	5	6	4

Our full Board of Directors met six times during fiscal 2025. In addition to these formal meetings, our Board regularly participated in informal update calls with members of our executive management as necessary throughout the year.

Our Lead Independent Director plays an active role on our Board of Directors. Ms. Chow reviewed the agenda, schedule, and materials for each Board and Nominating Committee meeting and presided over executive sessions of the independent directors. Any independent director may call for an executive session and suggest agenda items for Board or committee meetings.

All of the members of our Board of Directors attended 100% of the Board and committee meetings for which they were entitled to participate. Although we encourage Board members to attend our Annual Meeting, we do not have a formal policy regarding director attendance at our annual shareholder meetings. All members of our Board of Directors attended our most recent annual meeting of shareholders, which was held in January 2025, in-person, except for Mr. Cuffie who attended the meeting virtually.

The Board of Directors has adopted a written charter for each of the standing committees, which are reviewed annually. These charters are available on our website at ir.franklincovey.com. Shareholders may obtain a printed copy of any of these charters free of charge by making a written request to Investor Relations, Franklin Covey Co., 13907 S. Minuteman Drive, Suite 500, Draper, Utah 84020.

The Audit Committee

The Audit Committee functions on behalf of the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the Exchange Act). The Audit Committee is chaired by Mr. Efrain Rivera, and each of the members of the Audit Committee is independent as described under NYSE rules and meets the enhanced independence standards established by Rule 10A-3 promulgated under the Exchange Act. The Board of Directors has determined that two of the Audit Committee members, Donald J. McNamara and Efrain Rivera are each an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. Our Audit Committee assists the Board in its oversight of:

•
the integrity of our financial statements, legal and regulatory compliance, independent auditors’ qualification and independence, and internal controls over financial reporting;
•
the decision whether to appoint, retain, or terminate our independent auditors;

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•
the pre-approval of all audit, audit-related, tax, and other services, if any, to be provided by the independent auditors; and
•
the majority of our risk (including cybersecurity risk) management, compliance, and internal audit functions.

Additionally, the Audit Committee is directly responsible for the appointment, compensation, and oversight of our independent registered public accounting firm, Deloitte; approves the engagement letter describing the scope of the annual audit; provides an open avenue of communication among Deloitte, the risk and internal audit functions, management, and the Board; resolves disagreements, if any, between management and Deloitte regarding financial reporting for the purpose of issuing an audit report in connection with our financial statements and internal control over financial reporting; and prepares the Audit Committee Report required by the Securities and Exchange Commission (the SEC), which is included in this Proxy Statement under the description of Proposal No. 3 below.

The independent registered public accounting firm reports directly to the Audit Committee. By meeting with Deloitte, the internal auditing department, and operating and financial personnel, the Audit Committee oversees matters relating to accounting standards, policies and practices, and the quality and adequacy of internal controls. The Audit Committee meets regularly with the CFO and CEO and with our independent registered public accounting firm without management present. The Audit Committee also has the power to retain independent counsel and other advisors as it deems necessary to carry out its duties.

The Corporate Governance and Nominating Committee

The Nominating Committee is chaired by Ms. Anne H. Chow. In carrying out the responsibilities of the Nominating Committee, Ms. Chow frequently met or had discussions with Mr. Walker and Mr. Whitman during the fiscal year. All of the members of the Nominating Committee are independent as defined under NYSE rules. The Nominating Committee is responsible for:

•
recommending individuals for nomination, election, or appointment as members of our Board and its committees;
•
recommending the size, composition, and organization of our Board;
•
overseeing the evaluation of the performance of our Board, its committees, and our management;
•
ensuring that our committees are comprised of qualified and experienced independent directors;
•
reviewing and concurring in the succession plans for our CEO and other members of senior management;
•
overseeing and reviewing our environmental, social, and governance priorities and initiatives; and
•
taking a leadership role in shaping our corporate governance, including developing, recommending to the Board, and reviewing on an ongoing basis the corporate governance principles and practices that apply to our Company.

The Nominating Committee is responsible for assessing the effectiveness of the Board by reviewing its size and composition. The Board evaluates its performance, effectiveness, composition, and appropriateness of the qualifications for existing directors as part of its annual Board evaluation process. This process promotes our commitment to continuous improvement and ensures that our Board is effective.

Shareholder Nominations. The Nominating Committee will consider, but shall not be required to nominate, candidates recommended by our shareholders who beneficially own at the time of the recommendation not less than one percent of our outstanding stock (Qualifying Shareholders).

Generally speaking, the manner in which the Nominating Committee evaluates nominees for director recommended by a Qualifying Shareholder will be the same as for nominees from other nominating sources. However, the Nominating Committee will seek and consider information concerning the relationship between a

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Qualifying Shareholder’s nominee and that Qualifying Shareholder to determine whether the nominee can effectively represent the interests of all shareholders. Qualifying Shareholders wishing to make recommendations to the Nominating Committee for its consideration may do so by submitting a written recommendation, including detailed information on the proposed candidate, including education, professional experience, and expertise, via mail addressed as follows:

Franklin Covey Co.

c/o Jessica G. Betjemann, CFO

13907 S. Minuteman Drive, Suite 500

Draper, UT 84020

The Organization and Compensation Committee

We are in a business that relies heavily on our people for a competitive advantage. As a result, our Compensation Committee plays a pivotal role in enabling us to attract and retain the best talent for the growth and strategic needs of our Company. Whenever possible, our goal is to be in a position to appoint people from within our Company to our most senior leadership positions, and our executive compensation program is intended to incentivize our people to stay at Franklin Covey and to aspire to these senior roles.

The Compensation Committee is chaired by Ms. Nancy Phillips and regularly met without any employees present to discuss executive compensation matters during fiscal 2025. All of the Compensation Committee members are independent as defined under the NYSE enhanced independence standards. As described below in “Compensation Committee Interlocks and Insider Participation” and “Certain Relationships and Related Transactions,” none of the Compensation Committee members had any material business relationships with the Company. Our Compensation Committee has responsibility for:

•
reviewing and recommending for approval the compensation of our CEO and other executive officers;
•
reviewing and recommending for approval all equity awards, grants, and related actions under the provision of the Franklin Covey Co. 2022 Omnibus Incentive Plan;
•
participating in the evaluation of CEO and other executive officer performance;
•
evaluating the independence of Compensation Committee advisers;
•
assisting our Board in its oversight of the development, implementation, and effectiveness of our policies and strategies relating to our human capital management, including recruiting, retention, career development and progression, and employment practices;
•
providing risk oversight of all Company compensation plans;
•
reviewing periodically the form and amount of non-employee director compensation and making recommendations to our Board with respect thereto;
•
reviewing our strategies, initiatives, and programs related to human capital management; and
•
preparing the Compensation Committee Report.

The Compensation Committee administers all elements of our executive compensation program, including our stock-based long-term incentive plans. In consultation with Mr. Walker, the Compensation Committee annually reviews and establishes compensation for the other Named Executive Officers. The Compensation Committee regularly reports to the full Board on decisions related to the executive compensation program.

The Compensation Committee reviewed and approved the Compensation Discussion and Analysis contained in this Proxy Statement, recommended its inclusion herein (and incorporation by reference into our fiscal 2025 Annual Report on Form 10-K), and approved the related report to shareholders as required by the SEC (refer to Compensation Committee Report as presented below).

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Compensation Consultants

Our Compensation Committee recognizes the importance of using an independent compensation consulting firm that is appropriately qualified and that provides services to our Board. At the beginning of fiscal 2025, the Compensation Committee engaged and received the advice of Mercer as its compensation consultant. Later in fiscal 2025, the Compensation Committee engaged and received the advice of ClearBridge Compensation Group, LLC (ClearBridge) as its compensation consultant. Mercer and ClearBridge provided information to the Compensation Committee regarding stock-based compensation plans, executive compensation, and director compensation that were used as components of the overall mix of information used to evaluate our compensation plans. Our Compensation Committee reviewed its relationships with Mercer and ClearBridge and determined that their work does not raise any conflicts of interest and that Mercer and ClearBridge were both independent under the factors set forth in the NYSE rules for compensation committee advisors. Further information regarding the role of these compensation consultants can be found in the Compensation Discussion and Analysis.

Compensation Committee Interlocks and Insider Participation

Nancy Phillips, Anne H. Chow, and Craig Cuffie each served on the Compensation Committee during fiscal 2025. No member of the Compensation Committee was an officer or employee of the Company or any of our subsidiaries or had any relationship requirement disclosure under Item 404 of Regulation S-K under the Exchange Act, nor was formerly an officer of the Company. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or our Compensation Committee.

Growth and Innovations Committee

Our Board of Directors has established a supplemental Growth Committee, in addition to our three standing committees, to leverage the skills and abilities of our directors to achieve specific objectives. The Growth Committee does not have a charter and is not required by rules of the SEC or NYSE, or by our bylaws. Our Growth Committee is designed to: 1) assist our management with strategic guidance over growth initiatives and the execution of these initiatives to drive increased sales and shareholder return; and 2) provide strategic direction in our efforts to expand our content and offerings into areas that will provide meaningful results for clients and new growth opportunities.

Mr. van Bever is the Chair of the Growth Committee and is joined by Ms. Chow, Mr. Cuffie, Ms. Phillips, Mr. Rivera, Mr. Walker, Mr. McNamara, and Mr. Whitman as members of this committee. Members of our management team also attend meetings of the Growth Committee. We believe the experience and skills of these directors provides valuable strategic direction to the Company’s ongoing growth and innovation objectives.

Director Nomination Process

As indicated above, the Nominating Committee oversees the director nomination process. The Nominating Committee is responsible for identifying and evaluating candidates for membership on the Board of Directors and recommending to the Board of Directors nominees to stand for election. Each candidate to serve on the Board of Directors must be able to fulfill the responsibilities for directors set out in the Corporate Governance Guidelines approved by the Board of Directors. These Corporate Governance Guidelines may be found on our website at ir.franklincovey.com. In addition to the qualifications set forth in the Corporate Governance Guidelines, nominees for director will be selected on the basis of such attributes as their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, and the likelihood that he or she will be able to serve on the Board for a sustained period. In connection with the selection of nominees for director, consideration will be given to the Board’s overall balance of diversity of perspectives, backgrounds, and experiences. We believe it is important to have an appropriate mix of perspectives and skills for the optimal functionality of the Board of Directors. Although we do not have a formal

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diversity policy relating to the identification and evaluation of nominees for director, the Nominating Committee considers all of the criteria described above in identifying and selecting nominees and in the future may establish additional minimum criteria for nominees.

Although not an automatically disqualifying factor, the inability of a director candidate to meet independence standards of the NYSE will weigh negatively in any assessment of a candidate’s suitability.

The Nominating Committee intends to use a variety of means of identifying nominees for director, including outside search firms, recommendations from current Board members, and recommendations from shareholders. In determining whether to nominate a candidate, the Nominating Committee will consider the current composition and capabilities of serving Board members, as well as additional capabilities considered necessary or desirable in light of existing Company needs and then assess the need for new or additional members to provide those capabilities.

Unless well known to one or more members of the Nominating Committee, normally at least one member of the Nominating Committee will interview a prospective candidate who is identified as having high potential to satisfy the expectations, requirements, qualities, and capabilities for Board membership.

Communications with Our Directors

Shareholders or other interested parties wishing to communicate directly with the Board of Directors or the non-management directors as a group, may contact the Lead Independent Director directly via e-mail at lead.director@franklincovey.com. Our Audit Committee chairman may also be contacted directly via e-mail at audit.committee@franklincovey.com. You may also contact members of the Board in writing by addressing the correspondence to that individual or group, c/o Corporate Secretary, Franklin Covey Co., 13907 S. Minuteman Drive, Suite 500, Draper, Utah 84020. All such written communications will initially be received and processed by the Office of the Corporate Secretary. Depending on the nature of the correspondence, the Secretary or Assistant Secretary will initially review such correspondence and either (i) immediately forward the correspondence to the indicated director and to the Chair of the Nominating Committee, or (ii) hold for review during the next regular meeting of the Board of Directors.

Fiscal 2025 Director Compensation

Director compensation is recommended by the Compensation Committee and approved by the Board of Directors and our management does not play a role in setting Board compensation. During fiscal 2025, we compensated members of the Board of Directors using a combination of cash and equity-based compensation. Board policy requires that each director who is not an employee of the Company maintain beneficial ownership of the Company’s Common Stock and/or unvested stock units, equal in value to at least five times the annual Board cash retainer during their tenure on the Board. New directors have up to five years of service on the Board in which to meet this ownership requirement.

Paul S. Walker, our current CEO, does not currently receive compensation for his service on the Board. The fiscal 2025 compensation received by Mr. Walker is shown in the Fiscal 2025 Summary Compensation Table, contained in the “Executive Compensation” section of this Proxy Statement.

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During fiscal 2025, our directors were paid the following amounts for services provided:

Compensation Element	Amount
Annual restricted stock award	$120,000
Annual cash retainer – Chairperson of the Board	200,000
Annual cash retainer – Other Board members	65,000
Committee retainer, paid for service on each committee	10,000
Lead independent director annual retainer	30,000
Audit committee chair annual retainer	15,000
Compensation committee chair annual retainer	10,000
Nominating committee chair annual retainer	5,000
Growth committee chair annual retainer	5,000

Each Committee Chair receives the regular Committee retainer, in addition to the Committee Chair retainer. We reimburse the directors for their out-of-pocket travel and related expenses incurred while attending Board and committee meetings.

Fiscal 2025 Director Compensation Table

A	B	C	D	E	F	G	H
Name	Fees earned or paid in cash ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other Comp ($)	Total ($)
Anne H. Chow (1)	130,000	120,000	-	-	-	20,000	270,000
Craig Cuffie	85,000	120,000	-	-	-	-	205,000
Donald J. McNamara	90,000	120,000	-	-	-	-	210,000
Joel C. Peterson	75,000	120,000	-	-	-	-	195,000
Nancy Phillips	105,000	120,000	-	-	-	-	225,000
Efrain Rivera	85,000	120,000	-	-	-	-	205,000
Derek C.M. van Bever	90,000	120,000	-	-	-	-	210,000
Paul S. Walker	-	-	-	-	-	-	-
Robert A. Whitman	200,000	120,000	-	-	-	-	320,000

Amounts reported in column C represent the fair value of stock-based compensation granted to each non-employee member of the Board of Directors. All Board of Director unvested stock awards are made annually in January following the Annual Meeting and have one-year vesting terms. In January 2025, each non-employee member of the Board received an unvested stock award of 3,417 shares that had a fair value of $120,000. The number of shares awarded to each member of the Board of Directors was determined by dividing the fair value of the share award by $35.12 per share, which was the closing price of our Common Stock on the date that the award was granted. As of August 31, 2025, the directors held a total of 27,336 shares of unvested stock. For further information on the stock-based compensation awards presented in Column C, refer to Note 12 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended August 31, 2025 as filed with the SEC on November 12, 2025.

(1)
In addition to compensation received for service on our Board of Directors, Ms. Anne H. Chow may also deliver speeches and presentations on our behalf. During fiscal 2025, Ms. Chow presented at one event and received $20,000 in compensation for this keynote address, which is shown in column G on the Director Compensation Table above.

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(2)
At August 31, 2025, the aggregate number of unvested stock awards held by each non-employee director was as follows: Anne H. Chow, 3,417 shares; Craig Cuffie, 3,417 shares; Donald J. McNamara, 3,417 shares; Joel C. Peterson, 3,417 shares; Nancy Phillips, 3,417 shares; Efrain Rivera, 3,417 shares; Derek C.M. van Bever, 3,417 shares; Robert A. Whitman, 3,417 shares; and all directors as a group, 27,336 shares.

Fiscal 2026 Director Compensation

No changes were approved for fiscal 2026 Board of Director compensation from the amounts disclosed above.

CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Our corporate responsibility goal is to contribute to a more sustainable world that enables all stakeholders, including our associates, communities, clients, and shareholders to thrive not only today, but also in the future. At Franklin Covey, our mission is to enable greatness in people and organizations everywhere. We believe our commitment to protecting and preserving our environment, creating a workplace of choice for achievers with heart, giving back to our local communities, and maintaining the highest standards of ethics and professionalism are in harmony with our mission to enable greatness and are integral to our long-term success. During fiscal 2025 we continued to work with third-party advisors to assist us with our responsibility and sustainability efforts, which we expect will continue to evolve and improve in the future.

Environment

As a leading training and content company, we acknowledge our responsibility to reduce our environmental impact where possible. We care about our communities—both local and global—and we are committed to pursuing environmental sustainability initiatives. We have taken measures to address crucial climate-related issues facing our industry, including the following:

•
We partner with EcoVadis, a leading assessment platform that rates sustainability in environmental impact, labor and human rights standards, ethics, and procurement practices, to provide transparency and to help us continuously improve our sustainability practices.
•
We promote live-online training options to reduce or eliminate the need for consultant travel.
•
We provide training materials in electronic format to proactively lessen the impact on the environment.
•
We utilize Forest Stewardship Council (FSC) certified materials in the production of our printed materials to ensure our products are sourced from responsibly managed forests that adhere to strict environmental, social, and economic standards.
•
We continually look for ways to make our printed participant materials more environmentally friendly.
•
We allow associates to work from home in many locations around the world to reduce the negative impact of commuter traffic and pollution.
•
We engage in efficient management of corporate waste by recycling paper and returned print materials, toner, and ink cartridges as well as recycling or reselling outdated IT hardware through a third-party vendor.

A Culture of Winning Together at Franklin Covey

At Franklin Covey, our goal is to ensure every associate feels they are a valued member of a winning team, doing meaningful work in an environment of trust. To accomplish this, we focus on attracting, developing, and retaining exceptional talent, while intentionally cultivating an inclusive culture that empowers all individuals to thrive. We believe the strongest and most innovative organizations are those that deliberately build diverse teams and foster belonging across all levels of the company. The global makeup of our workforce enables us to successfully serve clients with varied needs around the world.

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Our Winning Culture Council (The Council) reflects our commitment to building a culture of inclusion by providing input, insight, feedback, and guidance on company-wide initiatives. This multidisciplinary Council is comprised of approximately 10 associates from across our organization, ensuring a wide range of perspectives. Members look to accelerate business priorities by shaping a high-performance, high-engagement culture globally. Made up of emerging and established leaders, achievers with heart, from across the organization, the Council serves as a catalyst for connection, inclusion, and innovation. Together, we create a workplace where every associate is empowered to deliver meaningful outcomes and lasting results for themselves, our organization, our clients, and our communities.

Employee Engagement | Winning Culture Survey

In 2025, we strengthened our commitment to being a workplace of choice for achievers with heart by enhancing our employee engagement initiative known as the Winning Culture Survey. In this enhanced experience, we partnered with Culture Amp, a global leader in employee experience and engagement. Culture Amp leverages advanced data science and people science to deliver research-backed surveys that uncover actionable insights into workplace culture and engagement.

Our Winning Culture Survey achieved an impressive 84% participation rate, reflecting strong associate engagement and trust. We communicated the initiative across multiple modalities, available in six languages native to our associates, ensuring inclusivity and transparency. This marked a significant operational improvement, replacing our previously time-intensive, error-prone manual survey process with a streamlined, automated solution that enhances accuracy and efficiency. Leaders across the organization held debrief sessions with their teams to reflect on results and align on next steps. This partnership not only enhanced our ability to measure and evolve our culture at scale, but also reinforced our belief that a winning culture—rooted in listening, learning, and action—is essential to long-term success.

The listening sessions and feedback loops, led by leaders across the organization, enabled our associates to listen deeply, respond meaningfully, and drive measurable impact across the globe. We identified key themes and areas of focus at the organizational level and department level with an emphasis and bias toward action and driving improvements to continue building on our winning culture.

Employee Engagement

Building an environment that encourages lifelong learning and development is essential for us to maintain a high level of service and to achieve our goal of having every associate feel they can bring their whole selves to work. We believe Franklin Covey is one of the world’s premier training and consulting organizations. Throughout our annual planning and review, our associates, in partnership with their managers, complete the Win-Win Performance Agreement to set achievement goals that guide regular performance conversations. By completing a Talent Profile, we know the developmental interest areas of our associates as we engage in succession planning at all levels of the organization.

Our associates have unlimited access to our content and training through the All Access Pass (AAP), where they can experience the same high-quality solutions available to our clients. Professional and personal development is an essential need for employees, so Learning Development and Inclusion ensures multiple ways for individual contributors and managers to engage with our content, just as our clients do.

We believe our employee engagement initiatives support our associates and provide a quality work environment at Franklin Covey. For more information on our Human Capital resources, refer to Item 1 in our Form 10-K for the fiscal year ended August 31, 2025 as filed with the SEC on November 12, 2024.

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Supporting Our Communities

We recognize the interdependence between our Company and the communities we serve. Our commitment to be the world’s most trusted leadership company begins with building leadership skills in students. We partner with charitable foundations and make contributions that provide programs and services to build students’ character and leadership in pre-K – 12th grade schools throughout the world. Our annual Global Day of Service provides paid time to our associates as they donate their time and talents to various charitable organizations working to reduce food insecurity. Our directly owned international offices and independently owned international licensees also encourage their associates to participate in our Global Day of Service. In September 2025, our annual Global Day of Service contributed over 2,500 hours of service in 20 countries around the world. Through our partnership with Charity Miles, we recorded over 4,400 Charity Miles and donated to the World Food Programme.

Maintaining the Highest Standards of Ethics and Professionalism

We are committed to conducting business honestly and ethically, and to accurately reporting financial performance. To this end, we have implemented an anonymous reporting procedure to enable associates to communicate confidentially to the Audit Committee of our Board of Directors any observations, concerns, or complaints relating to accounting or auditing practices or to internal financial controls, conflicts of interest, or alleged violations of employment laws (harassment, discrimination, etc.). Employees may use the hotline or website to report these or any other legal or ethical matters.

Our Associate Policy Handbook, which outlines our Franklin Covey Code of Business Conduct and Ethics, includes our commitment to privacy principles, compliance with the U.S. Foreign Corrupt Practices Act, Insider Trading rules, and all other public company requirements.

The Company has adopted an Insider Trading Policy governing transactions in our securities by our directors, officers, associates, and contract personnel that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards. While the Company has not adopted a formal policy governing insider trading restrictions on the Company itself, as a matter of practice the Company observes the same procedures and restrictions, including the potential existence of material non-public information, with respect to transactions by the Company in its securities, including repurchases of common stock. A copy of our Insider Trading Policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year that ended August 31, 2025, as filed with the SEC on November 12, 2025.

The Nominating Committee is responsible for the oversight and periodic review of our sustainability and responsibility efforts. We are currently in the process of building teams within our organization that will further support and grow our programs and initiatives in these areas. For more information about our corporate responsibility and ESG related strategies, programs, and initiatives, please review our Corporate Responsibility Report located on our website at www.franklincovey.com.

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PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth information as of November 28, 2025, with respect to the beneficial ownership of shares of Common Stock by each person known by us to be the beneficial owner of more than five percent of our Common Stock, by each director, by our named executive officers, and by all directors and officers as a group. Unless noted otherwise, each person named has sole voting and investment power with respect to the shares indicated. The percentages set forth below have been computed without taking into account treasury shares held by us and are based on 11,989,951 shares of Common Stock outstanding as of November 28, 2025.

As of November 28, 2025	Number of Common Shares	Percentage of Class
AllianceBernstein L.P.(1) 501 Commerce Street Nashville, TN 37203	1,052,680	8.8%
Blackrock, Inc.(1) 55 East 52nd Street New York, NY 10055	971,742	8.1%
Royce & Associates LP(1) One Madison Avenue New York, NY 10010	837,987	7.0%
Robert A. Whitman(2)	703,616	5.9%
Vanguard Group Inc.(1) P.O. Box 2600 Valley Forge, PA 19482-2600	699,992	5.8%
Donald J. McNamara(2)(3)	450,785	3.8%
M. Sean Covey	216,996	1.8%
Stephen D. Young	200,787	1.7%
Paul S. Walker	101,044	*%
Colleen Dom	53,737	*%
Jennifer C. Colosimo	36,184	*%
Anne H. Chow(2)	26,487	*%
Derek C.M. van Bever(2)	14,816	*%
Nancy Phillips(2)	11,756	*%
Craig Cuffie(2)	7,749	*%
Efrain Rivera(2)	2,892	*%
Jessica G. Betjemann	692	*%
All directors and executive officers as a group (13 persons)(2)(3)	1,827,541	15.2%

* The percentage of shares beneficially owned by the director or nominee does not exceed 1% of our Common Stock.

(1)
Information for AllianceBerstein L.P., Blackrock Inc., Royce & Associates LP, and Vanguard Group Inc. is provided based on the most recent 13F reports filed by each party, which presented holdings as of September 30, 2025.
(2)
The share amounts indicated exclude unvested stock awards currently held by the following persons in the following amounts: Anne H. Chow, 3,417 shares; Craig Cuffie, 3,417 shares; Donald J. McNamara, 3,417 shares; Nancy Phillips, 3,417 shares; Efrain Rivera, 3,417 shares; Derek C.M. van Bever, 3,417 shares; Robert A. Whitman, 3,417 shares; and all directors as a group, 23,919 shares. These unvested stock awards do not have voting power or dividend rights until the shares actually vest to members of the Board of Directors.
(3)
The share amount includes those held for Donald J. McNamara by the Donald J. and Joan P. McNamara Foundation with respect to 23,000 shares. Mr. McNamara is the trustee of his foundation, having sole

2025 Proxy Statement | 25

voting and dispositive control of all shares held by the foundation, and may be deemed to have beneficial ownership of such shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our Board and executive officers, and persons who own more than 10% of our Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other securities which are derivative of our Common Stock. Executive officers, directors, and holders of more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all such reports they file. Based upon a review of the copies of such forms received by us and information furnished by such parties, we believe that all reports were filed on a timely basis during fiscal 2025, except for the following Form 4 filings, which were filed late due to administrative errors:

Date of
	Earliest	Date
Name	Transaction	Filed
Colleen Dom	11/13/2024	11/21/2024
Paul S. Walker	11/13/2024	11/21/2024
M. Sean Covey	1/27/2025	10/9/2025
M. Sean Covey	2/4/2025	10/9/2025
A. Derek Hatch	5/1/2025	5/19/2025

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

We review all relationships and transactions in which the Company and certain related persons, including our directors, executive officers, and their immediate family members, are participants to determine whether such persons have a direct or indirect material interest. Our legal and accounting departments have responsibility for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related party transactions and for then determining, based upon the facts and circumstances, whether the Company or a related party has a direct or indirect material interest in the transaction. Under the Company’s Code of Business Conduct and Ethics, directors, officers, and employees are required to report actual or potential conflicts of interest.

As required under SEC rules, transactions that are determined to be directly or indirectly material to us or the related party are disclosed in our Proxy Statement. The Audit Committee is responsible for reviewing any proposed related-party transaction and for making a recommendation to the Board to approve or disapprove any such transaction. In addition, a disinterested majority of the full Board of Directors reviews and approves any related party transaction that is required to be disclosed.

Related Party Transactions

We previously acquired CoveyLink Worldwide, LLC (CoveyLink). CoveyLink conducts seminars and training courses, and provides consulting based upon the books The Speed of Trust and Trust & Inspire by Stephen M.R. Covey, who is the brother of M. Sean Covey. Prior to the acquisition date, CoveyLink granted us a non-exclusive license related to The Speed of Trust book and derivative works such as Trust & Inspire, and related training courses for which we paid CoveyLink specified royalties. As part of the CoveyLink acquisition, we obtained an amended and restated license of intellectual property that granted us an exclusive royalty-bearing license to use, sell, and perform the licensed material in any format or medium and through any market or distribution channel. The amount expensed for these royalties to Stephen M.R. Covey under the amended and restated license agreement totaled $1.7 million during the fiscal year ended August 31, 2025. In connection with the CoveyLink acquisition, we also signed a speaking services agreement that pays Stephen M.R. Covey a portion of the speaking revenues received for his presentations. During fiscal 2025 we expensed $1.0 million for these presentations.

We pay M. Sean Covey, who is also an executive officer of the Company, a percentage of the royalty proceeds received from the sales of certain books authored by him in addition to his salary. During the fiscal year ended August 31, 2025, we expensed $0.1 million for these royalty payments.

During fiscal 2025, we employed Joshua M.R. Covey, who is the brother of M. Sean Covey, and paid him compensation totaling $363,269 and an equity grant of $50,000. We also employed Michael S. Covey, who is the son of M. Sean Covey, and paid him compensation totaling $212,238.

Each of these listed transactions was approved according to the procedures cited above.

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COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

Our Compensation Committee, composed of three independent directors, determined the fiscal 2025 compensation for our named executive officers (NEOs) who held the following positions during fiscal 2025:

•
Paul S. Walker – President and Chief Executive Officer (CEO);
•
Stephen D. Young – Chief Financial Officer (CFO) (through April 2025);
•
Jessica G. Betjemann – Chief Financial Officer (CFO) (from May 2025);
•
Jennifer C. Colosimo – President of the Enterprise Division;
•
M. Sean Covey – President of the Education Division; and
•
Colleen Dom – Executive Vice-President of Operations.

Fiscal 2025 Business Highlights

Fiscal 2025 was a year of transition and transformation. As we executed on our North America go-to-market transformation, which was a planned initiative designed to accelerate growth for many years to come--a series of unforseen macroeconomic factors created an unusually challenging environment for our clients and our business. These factors included threatened or enacted tariffs that have created significant business environment uncertainty, specific actions to reduce U.S. federal government spending, and a general weakening of economic conditions both domestically and internationally. Despite these challenging macroeconomic issues, subscription revenue remained stable, deferred revenue increased, and the vast majority of our clients have renewed their All Access Pass subscriptions and Leader in Me memberships. Our solutions are designed to help clients improve their key metrics and manage through difficult and uncertain times.

During fiscal 2025, we completed key investments in our go-to-market transformation and continued to advance our strategic priorities. We also continued to invest in product innovation, including the launch of our new AI-powered coach. We saw the benefits of executing these growth strategies through new client wins and continuing partnerships with existing clients. Despite a challenging macroeconomic environment, we believe the sustainability of our business model and the strength of our world-class services and products position us well for long-term success.

Our business achievements during fiscal 2025 included:

•
Subscription Growth: Deferred subscription revenue at August 31, 2025 increased 3% to $111.7 million compared with the prior year and subscription services attachment remained strong
•
Education Division Momentum: Strong retention in Leader in Me schools and addition of new school contracts despite a difficult funding environment
•
Contract Durability: The number of North America’s All Access Passes contracted for multiyear periods increased to 57% in the fourth quarter and the contracted amounts represented by multiyear contracts remained strong at 60%
•
Strong Financial Position: Maintained positive cash flows and strong liquidity while executing on our capital allocation strategy, including investments in future growth and returning capital to shareholders through share buybacks
•
Human Capital: Strengthened leadership team with key hires (CFO, CMO)

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Guiding Philosophy, Principles and Objectives of our Executive Compensation Program

Our executive compensation program is designed to attract, retain and motivate talented leaders who drive Company performance and sustained growth. We believe that investing in our talent through a competitive market-based program is critical to our success, promoting both short-term and long-term profitable growth of the Company and driving shareholder value. Our philosophy aligns executive interests with those of shareholders while supporting sustainable long-term value creation.

At its core, our compensation program is intended to foster a performance-driven culture that advances Franklin Covey’s mission and vision. To that end, the program is guided by the following principles:

Maintain a Pay-for-Performance Culture

A majority of our NEOs’ compensation opportunities are variable and tied to performance. Compensation is directly linked to the Company’s achievement of annual and long-term objectives, reinforcing accountability and a strong performance orientation.

Encourage Long-Term Alignment with Shareholders and a Long-Term Company-Wide Focus

A significant portion of NEO compensation is delivered in equity, including both time-based restricted stock units (“RSUs”) and performance share units (“PSUs”). These awards promote executive ownership and directly link realized pay to the Company’s financial performance and shareholder value. We believe this practice will result in our NEOs building a significant investment in Company shares over time, fostering a culture of teamwork and partnership while encouraging a stewardship mindset among our key leaders.

Attract and Retain Talent

The program is designed to provide market competitive target compensation that attracts, motivates, and retains top-performing executives. Long-term incentive awards are structured with multi-year vesting schedules to support retention and ensure that a meaningful portion of executive compensation remains at risk and unvested at any given time.

Principal Elements of Executive Compensation

The principal elements of our executive compensation program during fiscal year 2025 included base salary, annual cash bonus tied to performance metrics, and long-term incentive awards. Our program is designed to balance fixed and variable pay elements, with an emphasis on performance-based components. These performance elements are linked to goals that we believe are rigorous and support the creation of both short- and long-term shareholder value.

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The elements of total direct compensation for our NEOs and the key objectives of each element are summarized below.

Element	Form	Pay / Philosophy Objective
Base Salary	Cash	Attract and retain top talent by providing a stable source of income commensurate with individual performance, scope of responsibility, and market competitiveness.
Annual Cash Bonus	Cash	Reward strong Company performance against annual financial and strategic goals while reinforcing accountability and aligning short-term decision making with long-term strategy.
Long-Term Incentives - RSUs (25%)	Equity (Time-Based)

Encourage retention and promote alignment with shareholders by requiring multi-year service for full vesting, fostering executive stock ownership, and linking realized value to the Company’s stock price.

Long-Term Incentives - PSUs (75%)	Equity (Performance-Based)	Drive sustained performance and create long-term shareholder value by tying vesting to achievement of rigorous three-year financial goals, directly aligning compensation with Company results.

Shareholder-Minded Compensation Practices

The Compensation Committee regularly reviews and considers the views of shareholders and proxy advisory firms on corporate pay practices. Each year, we reach out to key stakeholders to solicit their perspectives on our executive compensation and consider the results of our annual say-on-pay vote. Informed by this feedback and other considerations, the Committee has implemented and maintains the following policies:

What We Do		What We Don’t Do
✓	Pay for Performance: 100% of Annual Incentives and 75% of Long-Term Incentive Grants are Performance Based	✗	Overweight Non-Performance-Based Long-Term Incentives
✓	Maintain a “Clawback” Policy in Compliance with SEC and NYSE Rules and Requirements	✗	Allow Hedging or Pledging of FranklinCovey Stock by Directors or Executive Officers
✓	Maintain Robust Stock Ownership Guidelines	✗	Allow Option Repricing Without Shareholder Approval
✓	Provide Limited Change-in-Control Benefits	✗	Excise Tax Gross-ups
✓	Provide Limited Perquisites, Which Provide Nominal Additional Assistance to Executives	✗	Provide Uncapped Award Opportunities

Consideration of 2025 Say-on-Pay Voting Results

We held our annual advisory say-on-pay vote with respect to the compensation of our NEOs at our 2025 annual meeting of shareholders conducted in January 2025. Over 94% of the votes cast were in favor of the compensation of our NEOs. Considering its ongoing shareholder-minded compensation policies, discussions with compensation advisors, and the indications of this vote, our Board of Directors and the Compensation Committee considered

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and discussed this shareholder vote result during fiscal 2025 and determined not to make significant changes to the existing program for fiscal 2025 in response to shareholder feedback. The Compensation Committee expects to periodically explore various executive pay and corporate governance changes to the extent appropriate to keep our executive compensation program aligned with best practices in our competitive market and the Company’s particular circumstances, keeping shareholder views in mind. The Compensation Committee intends to continue holding say-on-pay votes with shareholders on an annual basis, consistent with our shareholders’ recommendation.

Tax Considerations

In determining executive compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to Franklin Covey and to our executives. To maintain maximum flexibility in designing compensation programs, the Compensation Committee, while considering company tax deductibility as one of its factors in determining compensation, generally will not limit compensation to those levels or types of compensation that are intended to be deductible.

Compensation and Risk

A balance of risk and reward is an important principle of our compensation framework. We strive to create a culture of accountability through continuous evaluation and measurement of performance. The Compensation Committee regularly reviews our compensation practices and conducts an annual risk assessment of our compensation policies and programs, including those related to our Named Executive Officers as well as broader employee incentive plans.

As part of this assessment, the Committee evaluates whether program design could encourage excessive or inappropriate risk-taking and considers how our practices compare to those of peer companies. Based on its most recent review, the Committee determined that our executive compensation programs are appropriately balanced, provide incentives that align with performance objectives, and do not create risks reasonably likely to have a material adverse effect on Franklin Covey.

Analysis of Fiscal 2025 Compensation Decisions and Actions

Fiscal 2025 Executive Compensation Determination Process

The Compensation Committee determined the form and amount of fixed compensation and established specific performance metrics for determining year-end variable compensation to be awarded to our NEOs for fiscal 2025 considering: (1) our financial performance over the prior year and past several years, and expectations for fiscal 2025; (2) the individual and collective performance of our NEOs relative to the achievement of metric-based strategic objectives related to growth in key areas; and (3) compensation in connection with our goal of attracting and retaining the best talent. In particular, the Compensation Committee reviewed at a general level the following financial metrics and related growth rates in connection with making its key compensation decisions:

•
Revenue;
•
Adjusted EBITDA;
•
Multi-year changes in Adjusted EBITDA, and specific revenue targets;
•
Achieving high rates of revenue retention for subscription-based revenue; and
•
Overall performance.

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Management Input Regarding Compensation Decisions

The Compensation Committee considers input from our CEO in making determinations regarding the compensation of our NEOs, other than the CEO. Following annual performance reviews, the CEO presents compensation recommendations to the Compensation Committee for consideration. These recommendations include salary adjustments, payout results with respect to prior year’s STIP and LTIP (with calculations certified by our CFO), and forward-looking variable pay targets. These recommendations are based on each executives’ performance and responsibilities, as well as comparative market data. The Compensation Committee retains full discretion to adopt, modify, or reject any such recommendations. Our Compensation Committee meets in executive session without the presence of any executives to discuss the performance of our CEO and determine his compensation.

General Market Assessment

Our Compensation Committee evaluates our NEO compensation program at a high level against market practices. During fiscal 2025, the Company underwent a fulsome review of its compensation processes in order to ensure alignment with the long-term business strategy. At the beginning of fiscal 2025, the Compensation Committee engaged with Mercer, the Committee’s compensation consultant at the time, to assess our NEO compensation program, identify considerations that could inform compensation decisions, and advise as to current market practices, trends, and plan designs. Mercer provided advice and data to the Compensation Committee to understand current market practices as an input to developing the fiscal 2025 compensation program.

In making pay decisions in early fiscal 2025, in consultation with Mercer, the following peer group was used. These companies were selected based on size, industry, and types of professional services offered. Annual revenues for the peer group, which is one of the factors considered in selecting the peers, range from approximately $100 million to $1.0 billion. The data for this peer group was regressed due to the overall revenue of the peer group, to be more comparable with our revenue.

•
Huron Consulting Group
•
Heidrick & Struggles International
•
Resources Connection
•
CRA International
•
Exponent
•
Forrester Research
•
Wildan Group
•
Information Services Group
•
Hackett Group
•
HealthStream
•
RCM Technologies
•
Mastech Digital

In the middle of fiscal 2025, the Compensation Committee decided to engage ClearBridge Compensation Group as its independent compensation consultant going forward. In consultation with ClearBridge, the Compensation Committee established the following new peer group based on revenue, enterprise value, industry, and types of professional services offered that provided a better comparison to the Company's business:

•
Heidrick & Struggles International
•
Udemy
•
Coursera

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•
Chegg
•
Resources Connection
•
Skillsoft
•
Forrester Research
•
HealthStream
•
Upland Software
•
Information Services
•
Mastech Digital
•
ON24
•
Asure Software

As required under the NYSE rules, the Compensation Committee has confirmed Mercer’s and ClearBridge’s independence, and assessed all relevant factors, including those required by the SEC that could give rise to a potential conflict of interest during fiscal 2025. The Compensation Committee did not identify any conflicts of interest raised by the work performed by Mercer or ClearBridge.

Decisions on Key Elements of Fiscal 2025 Executive Compensation

Total Compensation

In addition to the specific elements of compensation discussed below, we establish annual targets for the total compensation provided to our NEOs. Based on the key factors described above, the Compensation Committee established the following Fiscal 2025 total direct compensation (“TDC”) targets.

Executive	Base Salary	Target Bonus $ Value	Target LTI $ Value	Target Total Direct Compensation
Walker	$650,000	$585,000	$1,625,000	$2,860,000
Betjemann(1)	$450,000	$337,500	$700,000	$1,487,500
Young	$400,000	$300,000	$450,000	$1,150,000
Covey	$350,000	$240,000	$350,000	$940,000
Colosimo	$375,000	$265,000	$300,000	$940,000
Dom	$340,000	$235,000	$250,000	$825,000

1)
For Ms. Betjemann the values above represent annualized compensation opportunities. Her actual compensation earned in fiscal 2025 was pro-rated to reflect her commencement of employment on May 1, 2025.

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Total Compensation Mix

The following charts identify the fiscal 2025 target compensation mix for our CEO and average mix for our other NEOs.

# 2025 Target Compensation Mix (CEO)

23%
57%
20%
At Risk Pay
77%
Base Salary
Annual Incentive
Long-Term Incentive

2025 Target Compensation Mix (Other NEOs)
37%
37%
26%
At Risk Pay
63%
Base Salary
Annual Incentive
Long-Term Incentive

Base Salaries

Base salaries are a fixed component of each NEO’s compensation. In setting each NEO’s base salary, the Compensation Committee considers competitive market data derived from our peer group and annual market surveys, as well as each executive’s individual contributions, performance, tenure in role, and scope of responsibility, among other factors. The Committee reviews base salaries on an annual basis.

The Compensation Committee’s decisions regarding NEOs are reflected in the following table:

Executive	2024 Base Salary	2025 Base Salary	% Increase
Walker	$650,000	$650,000	--
Betjemann(1)	--	$450,000	--
Young	$386,488	$400,000	3.5%
Covey	$330,000	$350,000	6.0%
Colosimo	$375,000	$375,000	--
Dom	$330,000	$340,000	3.0%

1)
For Ms. Betjemann, the salary shown above reflects her annualized base salary rate. Her actual salary earned in fiscal 2025 was pro-rated to reflect her commencement of employment on May 1, 2025.

Annual Performance-Based Variable Pay

Fiscal 2025 Performance-Based Cash Variable Pay Plan

Our NEOs participate in a short-term incentive plan (or, "STIP") which provides annual cash incentive opportunities that reward executive officers for achieving specific performance goals over a one-year period. The plan is designed to motivate executives to deliver on key financial metrics and strategic objectives that are critical to the Company’s success. The Compensation Committee establishes target performance goals each year in connection with the annual budget approved by the Board, reflecting rigorous standards intended to drive both accountability and performance. Maximum payout opportunities are set at levels that require significant outperformance, while threshold goals reflect meaningful but lower levels of achievement.

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The actual payout to executives may be above or below target depending on the Company’s performance, with outcomes determined on a straight-line, interpolated basis between threshold, target, and maximum levels. For fiscal 2025, the Committee set the maximum payout opportunity at 150% of target (rather than at 200% of target) in light of the significant investments being made to transform the business, and the anticipated impact to Adjusted EBITDA and Free Cash Flow. All results are evaluated, and payouts certified, at fiscal year-end.

Our Compensation Committee establishes each NEO’s individual target STIP opportunities at the beginning of the fiscal year. In fiscal 2025, target STIP opportunities were as follows:

Executive	Target Bonus Opportunity ($)	% of Base Salary
Walker	$585,000	90.0%
Betjemann(1)	$337,500	75.0%
Young	$300,000	75.0%
Covey	$240,000	68.6%
Colosimo	$265,000	70.7%
Dom	$235,000	69.1%

1)
For Ms. Betjemann, the target value shown above reflects her annual target bonus. Her actual bonus earned in fiscal 2025 was pro-rated to reflect her commencement of employment on May 1, 2025.

Financial Performance Component

In fiscal 2025, 70% of our NEOs’ total target STIP opportunity was based on the achievement of consolidated financial performance goals. The Committee determined that this component would be split between adjusted EBITDA (50% weighting) and a new metric, net revenue (20% weighting), which the Committee believes reinforces the Company’s commitment to profitable growth. The Committee selected this blend of 50% adjusted EBITDA and 20% net revenue to encourage executives to drive sustainable top-line growth while maintaining a strong focus on profitability, and shareholder value creation.

Level of Performance Achieved	Threshold Performance	Threshold Payout (% of Target)	Target Performance	Target Payout (% of Target)	Maximum Performance	Maximum Payout (% of Target)
Adjusted EBITDA (50% of total bonus)	$40.0 million	50%	$44.0 million	100%	$46.0 million	150%
Net Revenue (20% of total bonus)	$295.0 million	25%	$308.0 million	100%	$312.0 million	150%

For fiscal 2025, our adjusted EBITDA was $28.8 million and net revenue was $267.1 million, resulting in no payout for the financial component of the STIP for the NEOs, as certified by the Compensation Committee.

Performance Based Objectives (MBOs)

Consistent with fiscal 2024, 30% of our executives’ target STIP opportunities were tied to performance-based objectives reflecting key strategic priorities in support of our go-to-market transformation. These objectives are weighted by division: for most executives, 75% of this component is based on Enterprise division goals and 25% is based on Education division goals. However, the presidents of each division, Ms. Colosimo (Enterprise) and Mr. Covey (Education), had 100% of the strategic component tied to the goals of their respective division.

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Each key strategic objective was equally weighted and aligned with our go-to-market transformation strategy. The Compensation Committee believed that the goals established were rigorous and represented stretch objectives and supported the Company’s long-term strategy. The Enterprise division objectives were designed to drive growth of the All-Access Pass offering, while the Education division objectives focused on expanding the Leader in Me program.

In fiscal 2025, performance against these objectives resulted in 8.7% achievement of the strategic component for Messrs. Walker and Young; 0% for Ms. Colosimo; and 34.7% for Mr. Covey. Ms. Betjemann upon joining the company had a guaranteed bonus at target, pro-rated for her joining the company on May 1, 2025. Based on these results, and no payout being earned under the financial performance component, the Compensation Committee certified the following STIP payouts for our NEOs:

Executive	Target Bonus Opportunity ($)	2025 Bonus Payout ($)
Walker	$585,000	$15,245
Betjemann(1)	$337,500	$112,500
Young	$300,000	$7,818
Covey(2)	$240,000	$25,017
Colosimo(3)	$265,000	--
Dom	$235,000	$6,124

1)
For Ms. Betjemann, the target value shown above reflects her annual target bonus. Her actual bonus earned in fiscal 2025 was pro-rated to reflect her commencement of employment on May 1, 2025. In connection with her offer of employment and to recognize that she joined the Company late in the fiscal year, Ms. Betjemann's bonus was provided at target for fiscal 2025, pro-rated to reflect her time served during the fiscal year.
2)
For Mr. Covey, the strategic component of his STIP opportunity was weighted 100% toward Education division goals in alignment with his role as President of Education
3)
For Ms. Colosimo, the strategic component of her STIP opportunity was weighted 100% toward Enterprise division goals in alignment with her role as President of Enterprise.

Fiscal 2025 LTIP – Service-Based and Performance-Based Equity Grants

Long-term incentives represent a significant portion of our NEOs' target compensation. In fiscal 2025, the Compensation Committee delayed the approval of annual LTIP grants from the Company’s historical October schedule until July 2025. This delay allowed the Committee, with the assistance of the new independent compensation consultant, to complete a comprehensive review of the program and ensure it was aligned with the Company’s forward-looking strategy.

Award Mix and Target Values

Following its review, the Committee determined that maintaining the current award mix of 75% PSUs and 25% RSUs appropriately reinforced the Company’s pay-for-performance philosophy. In establishing fiscal 2025 award opportunities, the Committee considered peer group practices, input from its consultant, recommendations of the CEO, and its general understanding of competitive pay levels.

To determine the number of shares to be granted, the Committee applied the Company’s stock price as of October 18, 2024 ($40.98), consistent with the originally intended grant date. For newly hired executives (including Ms. Betjemann), grants were based on the closing stock price on the actual July 11, 2025, grant date ($19.87), which the Committee viewed as more reflective of the share price at the time of joining the Company.

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Executive	Award $ Value	PSUs (Target)(1)	RSUs(1)
Walker	$1,625,000	29,742	9,914
Betjemann(2)	$233,333	8,810	2,936
Young	$450,000	8,238	2,746
Covey	$350,000	6,406	2,136
Colosimo	$300,000	5,492	1,831
Dom	$250,000	4,578	1,526

1)
For NEO’s besides Ms. Betjemann, number of shares was calculated based on stock price of $40.98, For Ms. Betjemann, number of shares was calculated based on closing stock price of $19.87
2)
For Ms. Betjemann, the fiscal 2025 target LTIP value was pro-rated to reflect her start date of May 1, 2025; her annualized target LTIP opportunity was $700,000 for fiscal 2025.

Time-Based Awards (RSUs)

Historically, RSUs granted to our NEO’s cliff vested on a three-year cliff schedule. Beginning in fiscal 2025, RSUs vest in equal annual installments over three years, contingent on continued employment through each vesting date. This change enhances the program’s effectiveness as an attraction and retention tool by better aligning with market practice and providing ongoing vesting opportunities.

Performance-Based Awards (PSUs)

Prior to fiscal 2025, PSU awards were based on the highest rolling four-quarter Adjusted EBITDA performance within the three-year cycle. Beginning in fiscal 2025, the Committee redesigned the PSU program to measure performance on a cumulative basis, with 70% of the award tied to cumulative net revenue and 30% tied to cumulative Adjusted EBITDA over the fiscal 2025-2027 period. The Committee believes this new structure better reflects the Company’s forward-looking strategy by emphasizing top-line growth while maintaining profitability, and it further strengthens the alignment of executive pay with the creation of long-term shareholder value.

In light of the significant investments being made to transform the business and the anticipated impact on Adjusted EBITDA and Free Cash Flow during the fiscal year, the Committee determined that fiscal 2025 PSU awards would not provide upside opportunity above 100% of target. Consistent with prior years, a threshold performance level was set at 50% of target. Payouts for results between threshold and target will be determined on a linear, interpolated basis, with performance measured at the end of the three-year period.

Vesting of Fiscal 2023 PSUs

In Fiscal 2023, the Compensation Committee granted PSU awards to our then-serving executives. The performance period for these awards ended on August 31, 2025. These PSU were based on the highest rolling four-quarter Adjusted EBITDA achieved during the three-year cycle.

Metric	Threshold Performance	Threshold Payout (% of Target)	Target Performance	Target Payout (% of Target)	Max Performance	Max Payout (% of Target)
Highest Rolling 4Q Adj. EBITDA	$48.0 million	50%	$57.0 million	100%	$67.0 million	200%

The highest rolling four quarters Adjusted EBITDA achieved over the fiscal 2023-2025 period was $56.0 million. As

2025 Proxy Statement | 37

a result, the Compensation Committee approved a vesting percentage of 94.5% of the target number of PSUs.

Qualified Retirement Benefits

Each of our NEOs participates in our 401(k) plan, which is our tax-qualified retirement plan available to all eligible U.S. associates. We match participant contributions dollar-for-dollar on the first 1% of salary contributed to the 401(k) plan and 50 cents on the dollar for the next 4% of salary contributed. Our match for executives is the same received by all associates who participate in the 401(k) plan. Contributions to the 401(k) plan from highly compensated employees are currently limited to a maximum of 12% of their compensation, subject to statutory limits.

Other Benefits

The Compensation Committee evaluates the market competitiveness of the executive benefit package to determine the most critical and essential benefits necessary to retain executives. We do not offer any additional executive benefits.

Severance Policy

We have implemented a severance policy to establish, in advance, the appropriate treatment for terminated NEOs and to help ensure market competitiveness. The severance policy uses the same benefit formula for our NEOs as it uses for all our associates. We do not “gross-up” severance payments to compensate for taxes. For more information about the terms of this severance policy, see the section below entitled “Executive Compensation – Potential Payments Upon Termination or Change-in-Control.”

Employment Agreements and Change-in-Control Severance Agreements

We do not have employment agreements with any of our NEOs, but we are a party to change-in-control severance agreements with each of our NEOs, which provide for (i) a severance amount equal to only one times the executive’s total targeted annual cash compensation without any excise tax gross-ups and (ii) potential acceleration of all the NEOs’ outstanding equity awards. For more information about the terms of these change-in-control severance agreements, see the section below entitled “Executive Compensation – Potential Payments Upon Termination or Change-in-Control.”

Anti-Hedging Policy

Our directors and executive officers are prohibited from buying or selling publicly traded options, puts, calls or other derivative instruments related to Company stock. All other employees are discouraged from engaging in hedging transactions related to Company stock.

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Stock Ownership Guidelines

Our stock ownership guidelines require an ownership threshold of five times base salary for our CEO, three times base salary for our CFO, and two times base salary for our other NEOs. Each NEO is targeted to reach the applicable threshold within five years of the policy becoming applicable to the NEO and from the date the NEO first has shares awarded as part of their annual compensation. NEOs are prohibited from selling any shares until after these established guidelines are met. The Compensation Committee annually reviews executives’ progress toward meeting these guidelines. For fiscal 2025, the stock ownership of Mr. Young, and Mr. Covey met or exceeded the applicable threshold, and Mr. Walker, Ms. Colosimo, and Ms. Betjemann are currently expected to meet their ownership threshold within the allotted time.

Clawback Policy

Effective October 2, 2023, we adopted a new clawback policy, in compliance with new SEC and NYSE rules and requirements, that requires recovery of erroneously awarded incentive-based compensation from executive officers (and former executive officers) in the event of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws. The policy requires the Company to recover reasonably promptly all erroneously awarded incentive-based compensation received on or after October 2, 2023, by an executive officer, with certain limited exceptions as permitted under SEC rules and NYSE listing standards. The Company may not indemnify any executive officer against the recovery of incentive-based compensation under the policy. For reference, our clawback policy is filed as Exhibit 97 to our Annual Report on Form 10-K for the fiscal year ended August 31, 2025 as filed with the SEC on November 12, 2025.

Timing of Certain Equity Awards

Equity awards are discretionary and are generally granted to our Named Executive Officers upon approval at the meeting of the Compensation Committee and Board of Directors in the first quarter of each year. Awards to non-employee directors, if any, are generally granted following approval at the meeting of the Compensation Committee and Board of Directors in the second quarter of each year. However, depending on the availability of shares authorized under the Franklin Covey Co. 2022 Omnibus Incentive Plan, the approval, if any, or timing of the approval of grants could deviate from above. We did not grant any stock options, stock appreciation rights or similar awards under the Franklin Covey Co. 2022 Omnibus Incentive Plan in the period beginning four business days before the filing of a periodic report on Form 10-Q, Form 10-K, or Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such information. Our Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards in fiscal 2025, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

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EXECUTIVE COMPENSATION

The Fiscal 2025 Summary Compensation Table below sets forth compensation information for our NEOs relating to fiscal 2025, fiscal 2024, and fiscal 2023, as applicable.

Under SEC rules, the 2025 Summary Compensation Table is required to include for a particular year only those equity-based awards granted during that year, rather than awards granted after our fiscal year end, even if the equity-based award was granted for services in that year. By contrast, SEC rules require disclosure of cash compensation to be included for the year earned, even if payment is made after year-end.

Fiscal 2025 Summary Compensation Table

					Non-Equity
				Stock	Incentive Plan	All Other
Name and		Salary	Bonus	Awards	Compensation	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)
Paul S. Walker	2025	650,000	-	787,965	15,245	17,950	1,471,160
President and CEO	2024	632,692	-	1,625,073	765,648	19,635	3,043,048
	2023	546,154	-	1,304,459	845,107	17,527	2,713,247

Jessica G. Betjemann(1)	2025	133,269	-	233,392	112,500	3,115	482,276
CFO

Stephen D. Young(1)	2025	396,362	266,667	218,252	7,818	13,700	902,799
CFO	2024	378,068	-	400,047	379,377	19,841	1,177,333
	2023	350,000	-	350,052	431,740	17,869	1,149,661

M. Sean Covey	2025	344,615	-	169,729	25,017	136,042	675,403
President - Education	2024	330,000	-	220,040	289,784	106,039	945,863
Division	2023	330,000	-	220,005	424,292	127,549	1,101,846

Jennifer C. Colosimo(2)	2025	375,000	-	145,508	-	18,050	538,558
President - Enterprise	2024	375,000	-	250,055	326,450	19,535	971,040
Division	2023	375,000	-	250,147	455,263	16,850	1,097,260

Colleen Dom	2025	337,308	-	121,286	6,124	18,246	482,964
Executive Vice-President	2024	323,077	-	200,044	287,936	20,124	831,181
of Operations

(1) Effective May 1, 2025, Mr. Young stepped down from his role as Chief Financial Officer and Ms. Betjemann was appointed to serve as Executive Vice President and Chief Financial Officer.

(2) Effective August 31, 2025, Ms. Colosimo stepped down as President of the Enterprise Division. She will continue to be employed by the Company through December 31, 2025 to assist with the transition of the new President of the Enterprise Division. She will receive cash compensation totaling $50,000, plus benefits, as well as a portion of the speaking fees generated from her client keynote presentations during such transition period.

Salary: The amounts reported in the “Salary” column represent base salaries earned in cash to each NEO for the fiscal year indicated.

Bonus: The amount reported in the “Bonus” column represents a discretionary bonus earned by Mr. Young for transition advisory services to the Company.

Stock Awards: The amounts reported in the “Stock Awards” column for fiscal 2025 represent the aggregate grant date fair value (computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718), based on the probable outcome of any applicable performance criteria, excluding the effect of estimated forfeitures, for the stock awards granted to NEOs as LTIP awards during fiscal

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2025. The probable outcome of the awards granted during fiscal 2025 with performance conditions were based on the Company meeting the 100% target for the financial performance condition. For the fiscal 2025 LTIP awards, the maximum performance level is limited to the target values shown in the table above (for further information regarding these stock awards and the assumptions made in their valuation, refer to Note 12, Stock-Based Compensation Plans, in our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year that ended on August 31, 2025).

Non-Equity Incentive Plan Compensation: The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the cash amounts earned by each NEO under the STIP for the fiscal year indicated. Payments are based on achieving strategic objectives established annually and meeting annual financial targets.

All Other Compensation: The amounts reported for fiscal 2025 in the “All Other Compensation” column are set forth in the “Fiscal 2025 All Other Compensation Table” below.

Fiscal 2025 All Other Compensation Table

		Company	Executive
		Contributions	Life	Executive
		to 401(k)	Insurance	Disability
		Plan(a)	Premiums	Premiums	Other(b)		Total
Name	Year	($)	($)	($)	($)		($)
Mr. Walker	2025	10,250	-	-	7,700		17,950
Ms. Betjemann	2025	3,115	-	-	-		3,115
Mr. Young	2025	6,000	-	-	7,700		13,700
Mr. Covey	2025	12,567	-	-	123,475	(c)	136,042
Ms. Colosimo	2025	10,350	-	-	7,700		18,050
Ms. Dom	2025	10,546	-	-	7,700		18,246

(a)
We match dollar-for-dollar the first 1% of salary contributed to the 401(k) plan and 50 cents on the dollar of the next 4% of salary contributed. Our match for executives uses the same formula as that used for all associates who participate in the 401(k) plan.
(b)
Other than amounts described in footnote (c) below, these amounts represent costs associated with executives’ Franklin Covey’s Chairman’s Club, honoring sales and delivery associates who exceeded their annual goals.
(c)
For Mr. Covey, this amount includes $115,775 of royalties earned during fiscal 2025 from books he authored that are used in our training and education businesses.

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Fiscal 2025 Grants of Plan-Based Awards

The following table sets forth the plan-based equity and cash awards that were granted to our NEOs during fiscal 2025. We granted the following types of awards in fiscal 2025: annual incentive-based cash awards (STIP); LTIP equity awards in the form of performance-based awards; and LTIP equity awards in the form of service-based awards.

		Estimated Future Payouts						All Other Stock	Grant Date
		Under Non-Equity Incentive			Estimated Future Payouts Under			Awards:	Fair Value
		Plan Awards			Equity Incentive Plan Awards			Number of	of Stock and
								Shares or	Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock Units	Awards(f)
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
Mr. Walker
STIP(a)	10/18/24	175,500	585,000	877,500	-	-	-	-	-
LTIP shares(b)	7/11/25	-	-	-	10,410	20,819	20,819	-	413,674
LTIP shares(c)	7/11/25	-	-	-	4,462	8,923	8,923	-	177,300
LTIP shares(d)	7/11/25	-	-	-	-	-	-	9,914	196,991

Ms. Betjemann
STIP(e)	5/1/25	112,500	112,500	168,750	-	-	-	-	-
LTIP shares(b)	7/11/25	-	-	-	3,083	6,166	6,166	-	122,518
LTIP shares(c)	7/11/25	-	-	-	1,322	2,644	2,644	-	52,536
LTIP shares(d)	7/11/25	-	-	-	-	-	-	2,936	58,338

Mr. Young
STIP(a)	10/18/24	90,000	300,000	450,000	-	-	-	-	-
LTIP shares(b)	7/11/25	-	-	-	2,883	5,766	5,766	-	114,570
LTIP shares(c)	7/11/25	-	-	-	1,236	2,472	2,472	-	49,119
LTIP shares(d)	7/11/25	-	-	-	-	-	-	2,746	54,563

Mr. Covey
STIP(a)	10/18/24	72,000	240,000	360,000	-	-	-	-	-
LTIP shares(b)	7/11/25	-	-	-	2,010	4,484	4,484	-	89,097
LTIP shares(c)	7/11/25	-	-	-	961	1,922	1,922	-	38,190
LTIP shares(d)	7/11/25	-	-	-	-	-	-	2,136	42,442

Ms. Colosimo
STIP(a)	10/18/24	79,500	265,000	397,500	-	-	-	-	-
LTIP shares(b)	7/11/25	-	-	-	1,922	3,844	3,844	-	76,380
LTIP shares(c)	7/11/25	-	-	-	824	1,648	1,648	-	32,746
LTIP shares(d)	7/11/25	-	-	-	-	-	-	1,831	36,382

Ms. Dom
STIP(a)	10/18/24	70,500	235,000	352,500	-	-	-	-	-
LTIP shares(b)	7/11/25	-	-	-	1,602	3,204	3,204	-	63,663
LTIP shares(c)	7/11/25	-	-	-	687	1,374	1,374	-	27,301
LTIP shares(d)	7/11/25	-	-	-	-	-	-	1,526	30,322

(a)
These amounts relate to the STIP cash awards for the annual performance period ended August 31, 2025. The actual payouts made to the NEOs for this program are shown in the “Non-Equity Incentive Plan Compensation” column of the “Fiscal 2025 Summary Compensation Table” above.
(b)
These amounts relate to the LTIP equity awards granted to the NEOs under the Franklin Covey Co. 2022 Omnibus Incentive Plan in the form of performance-based awards, which vest based on cumulative revenue achieved during the measurement period, which ends on August 31, 2027.
(c)
These amounts relate to the LTIP equity awards granted to the NEOs under the Franklin Covey Co. 2022 Omnibus Incentive Plan in the form of performance-based awards, which vest based on cumulative Adjusted EBITDA achieved during the measurement period, which ends on August 31, 2027.

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(d)
These amounts relate to the LTIP equity awards granted to the NEOs in the form of service-based awards. One-third of this award vests in each of October 2025, 2026, and 2027.
(e)
In connection with her offer of employment and to recognize that she joined the Company late in the fiscal year, Ms. Betjemann's bonus was provided at target for fiscal 2025, pro-rated to reflect her time served during the fiscal year.
(f)
The amounts reported in the "Grant Date Fair Value of Stock and Option Awards" column for fiscal 2025 represent the aggregate grant date fair values (computed in accordance with ASC Topic 718), based on the target outcome of any applicable performance conditions, excluding the effect of estimated forfeitures, for the awards granted to NEOs as LTIP awards.

Outstanding Equity Awards at Fiscal 2025 Year-End

The following equity awards granted to our NEOs were outstanding as of August 31, 2025.

		Option Awards			Other Stock Awards
								Equity Incentive
							Equity Incentive	Plan Awards:
							Plan Awards:	Market or
		Number of			Number of	Market Value	Number of	Payout Value of
		Securities			Shares or Units	of Shares or	Unearned Shares,	Unearned Shares,
		Underlying	Option		of Stock That	Units of Stock	Units, or Other	Units, or Other
		Unexercised	Exercise	Option	Have Not	That Have Not	Rights That Have	Rights That Have
	Grant	Options (#)	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name	Date	Exercisable	($)	Date	(#)	($)(f)	(#)	($)(f)
Mr. Walker	7/11/25(a)	-	-	-	-	-	20,819	407,220
	7/11/25(b)	-	-	-	-	-	8,923	174,534
	7/11/25(c)	-	-	-	9,914	193,918	-	-
	10/6/23(d)	-	-	-	-	-	59,365	1,161,179
	10/6/23(e)	-	-	-	9,895	193,546	-	-

Ms. Betjemann	7/11/25(a)	-	-	-	-	-	6,166	120,607
	7/11/25(b)	-	-	-	-	-	2,644	51,717
	7/11/25(c)	-	-	-	2,936	57,428	-	-

Mr. Young	7/11/25(a)	-	-	-	-	-	5,766	112,783
	7/11/25(b)	-	-	-	-	-	2,472	48,352
	7/11/25(c)	-	-	-	2,746	53,712	-	-
	10/6/23(d)	-	-	-	-	-	14,613	285,830
	10/6/23(e)	-	-	-	2,436	47,648	-	-

Mr. Covey	7/11/25(a)	-	-	-	-	-	4,484	87,707
	7/11/25(b)	-	-	-	-	-	1,922	37,594
	7/11/25(c)	-	-	-	2,136	41,780	-	-
	10/6/23(d)	-	-	-	-	-	8,038	157,223
	10/6/23(e)	-	-	-	1,340	26,210	-	-

Ms. Colosimo	7/11/25(a)	-	-	-	-	-	3,844	75,189
	7/11/25(b)	-	-	-	-	-	1,648	32,235
	7/11/25(c)	-	-	-	1,831	35,814	-	-
	10/6/23(d)	-	-	-	-	-	9,133	178,641
	10/6/23(e)	-	-	-	1,523	29,790	-	-

Ms. Dom	7/11/25(a)	-	-	-	-	-	3,204	62,670
	7/11/25(b)	-	-	-	-	-	1,374	26,875
	7/11/25(c)	-	-	-	1,526	29,849	-	-
	10/6/23(d)	-	-	-	-	-	7,307	142,925
	10/6/23(e)	-	-	-	1,218	23,824	-	-

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(a)
These awards are LTIP awards granted in fiscal 2025 in the form of performance-based awards which vest based on cumulative revenue achieved during the measurement period, which ends on August 31, 2027. Amounts in this table with respect to the fiscal 2025 grant reflect an estimated payout of shares based on the maximum (which is also the target) level of achievement with respect to the applicable performance metric. The vesting requirements and general terms of these awards are described in the preceding Compensation Discussion and Analysis and the number of shares that eventually vest may differ from the number of shares shown in the table.
(b)
These awards are LTIP awards granted in fiscal 2025 in the form of performance-based awards which vest based on cumulative Adjusted EBITDA achieved during the measurement period, which ends on August 31, 2027. Amounts in this table with respect to the fiscal 2025 grant reflect an estimated payout of shares based on the maximum (which is also the target) level of achievement with respect to the applicable performance metric. The vesting requirements and general terms of these awards are described in the preceding Compensation Discussion and Analysis and the number of shares that eventually vest may differ from the number of shares shown in the table.
(c)
These awards are LTIP awards granted in the form of time-based, or service-based, awards in fiscal 2025. One-third of these awards are expected to vest to participants in each of October 2025, 2026, and 2027. Other information on the vesting conditions and general terms for this award are described in the preceding Compensation Discussion and Analysis.
(d)
These awards are LTIP awards granted in the form of performance-based awards in fiscal 2024. Amounts in this table with respect to the fiscal 2024 grant reflect an estimated payout of shares based on the maximum level of achievement with respect to the applicable performance metrics. The vesting requirements and general terms of these awards are described in the preceding Compensation Discussion and Analysis and the number of shares that eventually vest may differ from the maximum number of shares shown in the table.
(e)
These awards are LTIP awards granted in the form of time-based, or service-based, awards in fiscal 2024, which are expected to vest on August 31, 2026.
(f)
Values were determined by multiplying the maximum number of performance awards, or the number of service-based awards, by the closing price per share of the Company’s Common Stock on the NYSE at August 31, 2025 of $19.56.

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Fiscal 2025 Option Exercises and Stock Vested

	Option Awards		Other Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)(a)	($)(b)
Mr. Walker	-	-	26,494	518,223
Ms. Betjemann	-	-	-	—
Mr. Young	-	-	7,134	139,541
Mr. Covey	-	-	4,484	87,707
Ms. Colosimo	-	-	5,035	98,485
Ms. Dom	-	-	4,077	79,746

(a)
On August 31, 2025 the performance-based and time-based tranches of the fiscal 2023 LTIP award vested to participants. The performance-based tranche of the fiscal 2023 LTIP award vested at approximately 94.5% of the target number of shares provided for by the award.
(b)
The value realized was determined by multiplying the number of shares acquired upon vesting from the 2023 LTIP award by $19.56, which was the closing share price of the Company’s Common Stock at August 31, 2025.

Potential Payments Upon Termination or Change-in-Control

Severance Benefits Upon Termination Without Cause

Our NEOs are subject to the same general severance policies as all Franklin Covey associates, which would apply in the absence of a Change in Control. In the event of a Change in Control, the change-in-control severance benefit would be paid to NEOs in lieu of the general severance.

Under our general severance policy, Company associates, including each of the NEOs, who are terminated involuntarily by the Company without cause receive a lump-sum payment equal to one week’s total cash compensation for every $10,000 of their annual total targeted cash compensation, which are rounded up. Additionally, we pay COBRA medical and dental premiums directly to the COBRA provider upon election of COBRA for the term of the severance period up to 18 months, as stipulated by COBRA regulations. As a condition of receipt of severance benefits, the NEO must agree to a release of claims and abide by specific non-solicitation, confidentiality, and non-compete requirements (where permissible under applicable state law). The amounts below assume that each NEO experienced a qualifying termination of employment on August 31, 2025 (the last business day of fiscal 2025).

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Estimated Severance Amounts as of August 31, 2025

		Target	Target
		Severance	COBRA
		Payment	Premiums	Total
Name	Year	($)	($)(a)	($)
Mr. Walker	2025	2,945,000	43,274	2,988,274
Ms. Betjemann	2025	1,196,394	-	1,196,394
Mr. Young	2025	942,308	28,811	971,119
Mr. Covey	2025	669,423	35,461	704,884
Ms. Colosimo	2025	787,692	26,341	814,033
Ms. Dom	2025	641,346	23,872	665,218

(a)
COBRA premiums are paid to the insurance provider and not to the NEO.

Change-in-Control Severance Benefit

The Company has entered into a change-in-control severance agreement with each NEO. Under the terms of the agreements, upon the occurrence of a change-in-control and a qualifying termination, each NEO is entitled to a lump-sum severance payment equal to one times their current annual total targeted cash compensation, plus reimbursement of premiums to secure medical benefit continuation coverage for a period of one year. There are no excise tax gross-ups provided under the agreements. In addition, the agreements provide that each NEO is eligible to have immediately vested all awards granted to the NEO that have not yet vested in accordance with their terms in connection with a change-in-control and a qualifying termination.

Change in Control is defined pursuant to the severance agreements as:

•
An acquisition by any person of 25% or more of the combined voting power of our outstanding securities, other than a transaction approved by the Board;
•
A majority change in the incumbent directors of the Board;
•
The consummation of a merger or consolidation in which our shareholders do not own, immediately thereafter, more than 50% or more of the combined voting power of the surviving entity; or
•
The complete liquidation or dissolution of the Company or the sale of substantially all of the Company’s assets.

Pursuant to the severance agreements, a qualifying termination means the termination of such NEO during the Protection Period without Just Cause or the participant terminates employment for good reason. The Protection Period is defined as the 18 months following a Change in Control.

Just Cause is defined as (i) the individual participates in dishonesty, fraud, misrepresentation, embezzlement, or deliberate injury or attempted injury; (ii) commits any unlawful or criminal activity of a serious nature; (iii) commits any intentional and deliberate material breach of a duty; or (iv) materially breaches any confidentiality or noncompete agreement.

Good Reason is defined as (i) a substantial diminution or change to job responsibilities, (ii) a failure to receive substantially equal compensation and benefits, or (iii) changing the participant’s principal place of work by more than 50 miles, (iv) the failure to comply with any deferred compensation or other policy resulting in the establishment of trusts, or (v) the failure to assume the obligations of the severance agreements, in each case unless remediated by the Company.

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The NEOs may also be eligible for acceleration of unvested equity awards pursuant to the Company’s incentive plans in connection with a Change in Control, which is substantially similar to the severance agreements other than that the acquisition of 30% or more of combined voting power rather than 25% is required to trigger a Change in Control under the Company’s incentive plans. Any NEO would need to experience a material adverse event in connection with such change in control (e.g., termination without cause, resignation for good reason, death, or disability), unless the Compensation Committee waives the limitation.

The amounts below assume that each NEO incurred a qualifying termination of employment on August 31, 2025.

Estimated Change-in-Control Severance Amounts as of August 31, 2025

		Target	Target	Value of
		Severance	COBRA	Accelerated
		Payment	Premiums	equity awards	Total Value
Name	Year	($)	($)(a)	($)(b)	($)
Mr. Walker	2025	1,235,000	31,254	1,549,817	2,816,071
Ms. Betjemann	2025	787,500	-	229,752	1,017,252
Mr. Young	2025	700,000	21,402	405,420	1,126,822
Mr. Covey	2025	590,000	31,254	104,822	726,076
Ms. Colosimo	2025	640,000	21,402	119,120	780,522
Ms. Dom	2025	575,000	21,402	95,296	691,698

(a)
COBRA premiums are paid to the insurance provider and not to the NEO.
(b)
Values were determined by multiplying the target number of performance awards, or the number of service-based awards, by the closing price per share of the Company’s Common Stock on the NYSE at August 31, 2025 of $19.56.

Compensation Committee Report

Our Compensation Committee reviewed the Compensation Discussion and Analysis (CD&A), as prepared by management of Franklin Covey, and discussed the CD&A with management of Franklin Covey. Based on the Committee’s review and discussions, the Committee recommended to the Board that the CD&A be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2025.

Compensation Committee:

Nancy Phillips, Chair

Anne H. Chow

Craig Cuffie

Chief Executive Officer Pay Ratio Disclosure

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires the Company to disclose the ratio of the CEO’s annual total compensation (under the Summary Compensation Table definition) to that of the Company’s median employee (excluding the CEO) using the same methodology. To determine the median employee, we prepared a list of our employee population as of June 30, 2025. We included the global employee population (approximately 1,080 employees), whether employed on a full-time, part-time, temporary, or seasonal basis. We established a consistently applied compensation measure consisting of total cash paid from July 1,

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2024, through June 30, 2025. We annualized compensation for employees hired during that time. Non-U.S. employee compensation was converted to U.S. dollars based on applicable exchange rates as of June 30, 2025.

•
Pay Ratio Calculation – Our CEO’s annual total compensation for fiscal 2025, as disclosed in the Summary Compensation Table, is $1,471,160. The annual total compensation for our median employee is $92,796. The ratio between the CEO’s and median employee’s annual total compensation as of August 31, 2025, is approximately 16:1.

We believe that the CEO pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K. Given the rule’s flexibility, the method the Company used to determine the median employee may be different from its peers, so other companies’ CEO pay ratios may not be comparable.

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PAY VERSUS PERFORMANCE

Franklin Covey Co. Disclosure for the Fiscal Year Ended August 31, 2025

Pay Versus Performance Table

The following table sets forth information concerning: (1) the compensation of our Chief Executive Officers (Mr. Whitman in 2021 and Mr. Walker in 2022, 2023, 2024, and 2025) and the average compensation for our other Named Executive Officers, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of the fiscal years ended August 31, 2021, 2022, 2023, 2024, and 2025 and (2) our cumulative total shareholder return (“TSR”), the cumulative TSR of our selected peer group (“S&P 600 Commercial & Professional Services Index TSR”), Net Income and Qualified Adjusted EBITDA (our company-selected measure) over such years in accordance with SEC rules for each such fiscal year:

(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
							Value of Initial Fixed $100
							Investment Based on:
					Average	Average
					Summary	Compensation
	Summary	Summary	Compensation	Compensation	Compensation	Actually		Peer Grouop
	Compensation	Compensation	Actually	Actually	Table Total for	Paid to	Total	Total
	Table Total for	Table Total for	Paid to	Paid to	Non-PEO	Non-PEO	Shareholder	Shareholder	Net	Adjusted
	Mr. Whitman	Mr. Walker	Mr. Whitman	Mr. Walker	NEOs	NEOs	Return	Return	Income	EBITDA
Year	($)	($)	($)(1)	($)(1)	($)(1)	($)(1)(2)	($)	($)(3)	($000)	($000)(4)
2025	-	1,471,160	-	(1,364,744)	615,915	167,284	99.09	148.37	3,068	28,757
2024	-	3,043,048	-	2,190,612	981,354	791,382	203.95	145.88	23,402	55,273
2023	-	2,713,247	-	2,922,337	1,237,806	900,191	216.16	119.32	17,781	48,066
2022	-	2,116,006	-	3,128,299	1,334,483	2,150,488	240.98	118.56	18,430	42,197
2021	2,954,251	-	15,489,154	-	1,140,890	4,072,481	220.21	142.48	13,623	27,958

(1)
The following individuals are our Named Executive Officers for each fiscal year:

Year	CEO	Non-PEO NEOs
2025	Paul S. Walker	Jessica G. Betjemann, Stephen D. Young, M. Sean Covey, Jennifer C. Colosimo and Colleen Dom
2024	Paul S. Walker	Stephen D. Young, M. Sean Covey, Jennifer C. Colosimo, and Colleen Dom
2023	Paul S. Walker	Stephen D. Young, Robert A. Whitman, M. Sean Covey, and Jennifer C. Colosimo
2022	Paul S. Walker	Stephen D. Young, Robert A. Whitman, M. Sean Covey, and Jennifer C. Colosimo
2021	Robert A. Whitman	Stephen D. Young, Paul S. Walker, M. Sean Covey, and Colleen Dom

(2)
Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:

Fiscal Year	Executives	SCT	Grant Date Value of New Awards	Year End Value of New Awards	Change in Value of Unvested Awards Granted in Prior Fiscal Years	Change in Value of Vested Awards Granted in Prior Fiscal Years	Fair Value of Vested Awards Granted and Vested in Current Fiscal Year	Fair Value at Start of Fiscal Year of Awards That Failed to Meet Vesting Conditions	Total Equity Award Adjustments	CAP
		(a)	(b)	(i)	(ii)	(iii)	(iv)	(v)	(c) = (i) + (ii) + (iii) + (iv) + (v)	(a) + (b) + (c)
2025	PEO: Paul S. Walker	$1,471,160	($787,965)	$193,918	($1,399,864)	($841,992)	$0	$0	($2,047,939)	($1,364,744)
	non-PEO NEOs	$615,915	($175,786)	$43,717	($184,373)	($132,190)	$0	$0	($272,846)	$167,284

2025 Proxy Statement | 49

(3)
TSR is cumulative for the measurement periods beginning on August 31, 2020 and ending on August 31 of each of 2025, 2024, 2023, 2022 and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The S&P 600 Commercial & Professional Services Index is the same index we use in our performance graph in the Company’s Annual Report on Form 10-K for the year ended August 31, 2025.
(4)
Adjusted EBITDA is a non-GAAP financial measure. For more information on the Company’s use of this metric and a reconciliation to GAAP, see “Reconciliation of Non-GAAP Financial Measures” in Appendix A of this Proxy Statement.

Narrative Disclosure to Pay Versus Performance Table

Relationship between Financial Performance Measures

The line graphs below compare the compensation actually paid to our CEOs and the average of the compensation actually paid to our remaining NEOs with (i) our cumulative TSR and the S&P 600 Commercial & Professional Services Index TSR, (ii) our Net Income, and (iii) our Qualified Adjusted EBITDA, in each case, for the fiscal years ended August 31, 2021, 2022, 2023, 2024 and 2025.

TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

2025 Proxy Statement | 50

Compensation Actually Paid vs Total Shareholder Return

As shown in the chart below, the CEOs’ and remaining NEOs’ compensation actually paid aligned with the Company’s Total Shareholder Return. This is primarily due to the Company’s use of equity awards in the LTIP, which change in value with changes in the Company’s share price, and is consistent with shareholder experience during this time. The chart also compares the Company’s cumulative TSR and the cumulative TSR of the selected peer group.

Franklin Covey Company CAP vs TSR
Compensation Actually Paid ($M)
Value of $100 Investment from 8/31/2020
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
-$2.00
$260
$240
$220
$200
$180
$160
$140
$120
$100
$80
2021
2022
2023
2024
2025
FC TSR
S&P 600 - Commercial & Professional Services (Industry Group) TSR
PEO CAP ($M) - Robert A. Whitman
PEO CAP ($M) - Paul S. Walker
Avg NEO CAP ($M)

2025 Proxy Statement | 51

Compensation Actually Paid vs Net Income

The chart below compares the CEOs’ and other NEOs’ compensation actually paid to our net income. Due to the proportion of compensation paid to our CEOs and other NEOs under the Company’s LTIP, which uses equity-based awards, compensation actually paid correlates more closely to our share price than to net income and the Company does not generally determine compensation specifically based on a net income performance measure.

Franklin Covey Company CAP vs Net Income
Compensation Actually Paid ($M)
Net Income ($K)
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
-$2.00
$30000
$25000
$20000
$15000
$10000
$5000
$0
2021
2022
2023
2024
2025
Net Income ($K)
PEO CAP ($M) - Robert A. Whitman
PEO CAP ($M) - Paul S. Walker
Avg NEO CAP ($M)

2025 Proxy Statement | 52

Compensation Actually Paid vs Qualified Adjusted EBITDA

The chart below compares the CEOs’ and other NEOs’ compensation actually paid to our Qualified Adjusted EBITDA. Qualified Adjusted EBITDA comprises the largest portion of the performance metrics for determining our LTIP and STIP awards. However, due to the proportion of compensation paid to our CEOs and other NEOs under the Company’s LTIP, compensation actually paid correlates more closely to our share price than to Qualified Adjusted EBITDA.

Franklin Covey Company CAP vs Adjusted EBITDA ($K)
Compensation Actually Paid ($M)
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
-$2.00
Adjusted EBITDA ($K)
$60000
$55000
$50000
$45000
$40000
$35000
$30000
$25000
2021
2022
2023
2024
2025
Adjusted EBITDA ($K)
PEO CAP ($M) - Robert A. Whitman
PEO CAP ($M) - Paul S. Walker
Avg NEO CAP ($M)

Pay Versus Performance Tabular List

The performance measures listed below represent the most important performance measures used by us to link compensation actually paid to our NEOs to performance for the fiscal year ended August 31, 2025 and are described further in our Compensation Discussion and Analysis above.

Company Net Revenue
Qualified Adjusted EBITDA
Strategic Financial Measures (revenue retention, All Access Pass Revenue, etc.)

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OVERVIEW OF PROPOSALS

This Proxy Statement includes three proposals requiring shareholder action. Proposal No. 1 requests the election of eight directors to the Board of Directors. Proposal No. 2 requests an advisory vote on executive compensation. Proposal No. 3 requests the ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending August 31, 2026. Each of these proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1

Election of Directors

At the Annual Meeting, eight directors are to be elected to serve until the next annual meeting of shareholders or until their successors shall be duly elected and qualified. Our director nominees have a great diversity of experience and bring to our Board of Directors a wide variety of skills, qualifications, and viewpoints that strengthen their ability to carry out their oversight role on behalf of our shareholders. They have developed their skills and gained experience across a broad range of industries and disciplines in both established and growth markets. The biographies contained in the section of this Proxy Statement entitled, “Nominees for Election to the Board of Directors” describe the many areas of individual expertise that each director nominee brings to our Board of Directors.

Unless the shareholder indicates otherwise, each proxy will be voted in favor of the eight nominees listed below. Each of the nominees is currently serving as a director of the Company. If any of the nominees should be unavailable to serve, which is not now anticipated, the proxies solicited hereby will be voted for such other persons as shall be designated by the present Board of Directors.

Vote Required

The eight nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the eight directors to be elected by those shares, will be elected as directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified. Abstentions and broker non-votes will have no effect on the election of directors.

Pursuant to the Company’s bylaws, any nominee for director who receives a greater number of votes “withheld” or “against” from their election than votes “for” their election shall immediately offer to tender their resignation following certification of such shareholder vote. The Nominating Committee shall promptly consider the director’s resignation offer and make a recommendation to the Board of Directors on whether to accept or reject the offer. The Board of Directors shall act on the recommendation of the Nominating Committee and publicly disclose its decision within 90 days following certification of the shareholder vote.

Recommendation of the Board

The Board of Directors recommends that shareholders vote FOR the election of Anne H. Chow, Craig Cuffie, Donald J. McNamara, Nancy Phillips, Efrain Rivera, Derek C.M. van Bever, Paul S. Walker, and Robert A. Whitman.

2025 Proxy Statement | 54

PROPOSAL NO. 2

Advisory Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing our shareholders with the opportunity to cast an advisory vote on executive compensation as described below. We believe that it is appropriate to seek the views of shareholders on the design and effectiveness of our executive compensation program.

The overall goal of our executive compensation program is to attract, motivate, and retain a talented and creative team of executives who will provide leadership for our success in dynamic and competitive markets. We seek to accomplish this goal in a way that rewards performance and that is aligned with shareholders’ long-term interests. We believe that our executive compensation program, which utilizes both short-term cash awards and long-term equity awards, satisfies this goal and is strongly aligned with the long-term interest of our shareholders.

The Compensation Discussion and Analysis, as presented within this Proxy Statement, describes our executive compensation program, the decisions made by the Compensation Committee, and the relation of our compensation plans to performance during fiscal 2025 in more detail. We believe that the compensation program for the Named Executive Officers is instrumental in helping us achieve our financial goals. Please refer to the information contained in the Compensation Discussion and Analysis as you consider this proposal.

We are asking the shareholders to vote on the following resolution:

RESOLVED, that the shareholders hereby approve the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative disclosure.

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers. We currently intend to include a shareholder advisory vote on our executive compensation program each year at our annual meeting of shareholders.

Vote Required

Approval of Proposal No. 2 requires that the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition. Abstentions and broker non-votes will not have any effect on the outcome of this proposal.

Recommendation of the Board

The Board of Directors recommends that shareholders vote FOR Proposal No. 2.

2025 Proxy Statement | 55

PROPOSAL NO. 3

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has selected the independent registered public accounting firm Deloitte & Touche LLP to audit our financial statements for fiscal 2026. Deloitte began serving as our independent registered public accounting firm in the third quarter of fiscal 2016. In making its selection, the Audit Committee took into account:

•
Deloitte’s knowledge of the Company’s business allows it to design and enhance its audit plan by focusing on known and emerging risks, which creates efficiency and controls cost through iteration.
•
Deloitte has a global footprint and the expertise and capabilities necessary to handle the breadth and complexity of our international business, accounting practices, and internal controls.
•
Deloitte generally attends each Audit Committee meeting and meets regularly in closed door sessions with our Audit Committee so they can provide timely and candid feedback to the Audit Committee regarding accounting and control issues which may impact the Company.
•
Deloitte is an independent public accounting firm and is subject to oversight and inspection by the United States Public Company Accounting Oversight Board (PCAOB), Big 4 peer reviews, and SEC regulations. The results of these reviews are communicated to and considered by the Audit Committee.

The members of our Audit Committee believe that the continued retention of Deloitte as our independent registered public accounting firm is in the best interests of our Company and our shareholders.

Principal Accountant Fees

The following table shows the fees accrued or paid to our independent registered public accounting firm for the fiscal years ended August 31, 2025 and 2024:

	Fiscal 2025	Fiscal 2024
Audit Fees(1)	$929,426	$848,522
Audit-Related Fees(2)	-	-
Tax Fees(3)	81,788	68,145
All Other Fees(4)	-	48,000
	$1,011,214	$964,667

(1)
Audit fees represent fees and expenses for professional services provided in connection with the audit of our consolidated financial statements and the effectiveness of internal controls over financial reporting found in the Annual Report on Form 10-K and reviews of our financial statements contained in Quarterly Reports on Form 10-Q, accounting consultations on actual transactions, and audit services provided in connection with other statutory filings.
(2)
Deloitte did not provide any audit-related services that are not reported under “Audit Fees” during the periods presented.
(3)
Tax Fees consisted primarily of fees and expenses for services related to tax compliance, tax planning, and tax consulting.
(4)
Fees for “other services” during fiscal 2024 were for consulting and advisory services performed.

The Audit Committee pre-approves all services to be performed by our independent registered public accountant and subsequently reviews the actual fees and expenses paid to them. All of the audit-related services, tax services, and other services provided by our independent registered public accounting firm during the fiscal years ended August 31, 2025 and 2024 were pre-approved by the Audit Committee. The Audit Committee has determined that the fees paid for non-audit services are compatible with maintaining independence as our independent registered public accountants.

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The Board of Directors anticipates that one or more representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Vote Required

The ratification of the appointment of Deloitte as our independent registered public accountants requires that the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition. Abstentions and broker non-votes will not have any effect on the outcome of this proposal.

Board Recommendation

The Board of Directors recommends that shareholders vote FOR the appointment of Deloitte as the Company’s independent registered public accountants for the fiscal year ending August 31, 2026.

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AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended August 31, 2025. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference under the Exchange Act except to the extent that we specifically incorporate such information by reference in such filing.

The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company. The Audit Committee is comprised entirely of independent directors and operates in accordance with a written charter, which was adopted by the Board of Directors. A copy of that charter is available on our website at ir.franklincovey.com. Each member of the Audit Committee is “independent,” as required by the applicable listing standards of the New York Stock Exchange and the rules of the SEC.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has primary responsibility for the financial statements and reporting process, including the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements to be included in the Annual Report on Form 10-K for the fiscal year ended August 31, 2025. This review included a discussion of the quality and the acceptability of the Company’s financial reporting and system of internal controls, including the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with the Company’s independent registered public accounting firm the audited financial statements of the Company for the fiscal year ended August 31, 2025, their judgments as to the quality and acceptability of the Company’s financial reporting, and such other matters as are required to be discussed by Public Company Accounting Oversight Board standards.

The Audit Committee obtained from the independent registered public accountants a formal written statement describing the auditor’s communications regarding all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with applicable requirements of the Public Company Accounting Oversight Board and discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence. The Audit Committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations and evaluations of the Company’s internal control and the overall quality of the Company’s financial reporting.

Based upon the review and discussions referred to above, the Audit Committee recommended that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2025, for filing with the SEC.

Date: November 4, 2025

Efrain Rivera, Chairman

Craig Cuffie

Donald J. McNamara

2025 Proxy Statement | 58

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the meeting. However, if any further business should properly come before the meeting, the persons named as proxies in the accompanying form of proxy will vote on such business in accordance with their best judgment.

PROPOSALS OF SHAREHOLDERS

Requirements for Shareholder Proposals to be Considered for Inclusion in Our Proxy Materials

Shareholders may present proposals for inclusion in our proxy statement and form of proxy for the annual meeting of shareholders to be held in calendar year 2027, provided that such proposals must be received by us, at our executive offices (Franklin Covey Co., 13907 South Minuteman Drive, Suite 500, Draper, UT 84020) no later than August 20, 2026, provided that this date may be changed in the event that the date of the annual meeting of shareholders to be held in calendar year 2027 is changed by more than 30 days from the date of the annual meeting of shareholders to be held in calendar year 2026. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in our proxy statement and form of proxy.

Requirements for Shareholder Proposals to be Brought Before the Annual Meeting

Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for shareholder nominations to the Board of Directors or other proposals to be considered at an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to the Secretary of Franklin Covey Co. not less than 60 nor more than 90 calendar days prior to the one year anniversary of the date of the immediately preceding annual meeting. To be timely for the annual meeting of shareholders to be held in calendar year 2027, a shareholder’s notice must be delivered or mailed to, and received by, our Secretary at our executive offices (Franklin Covey Co., 13907 South Minuteman Drive, Suite 500, Draper, UT 84020) between October 25, 2026 and November 24, 2026. However, in the event that the annual meeting is called for a date that is not within 30 calendar days of the anniversary of the date on which the immediately preceding annual meeting of shareholders was called, to be timely, notice by the shareholder must be so received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of either (i) the 60th day prior to such annual meeting, or (ii) the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made by the Company, whichever occurs first. In no event will the public announcement of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice as provided above. A shareholder’s notice to our Secretary must set forth the information required by our bylaws with respect to each matter the shareholder proposes to bring before the annual meeting.

Universal Proxy Rules

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting, which will be November 24, 2026 (except that, if the date of the meeting has changed by more than 30 days from the previous year, then notice must be provided by the later of 60 days prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company).

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. These filings are also available to the public from the SEC’s web site at http://www.sec.gov.

We will provide without charge to any person from whom a Proxy is solicited by the Board of Directors, upon the written request of such person, a copy of our 2025 Annual Report on Form 10-K, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested), required to be filed with the Securities and Exchange Commission. Written requests for such information should be directed to Franklin Covey Co., Investor Relations Department, 13907 South Minuteman Drive, Suite 500, Draper, Utah 84020, Attn: Ms. Jessica G. Betjemann.

You should rely only on the information contained in this Proxy Statement. We have not authorized anyone to provide you with information different from that contained in this Proxy Statement. The information contained in this Proxy Statement is accurate only as of the date of this Proxy Statement, regardless of the time of delivery of this Proxy Statement.

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DIRECTIONS TO THE ANNUAL MEETING

Directions to Franklin Covey Headquarters from Salt Lake International Airport	Directions to Franklin Covey Headquarters from Provo
• Exit the Airport heading South to I-80 East	• Take I-15 North toward Salt Lake City
• Merge onto I-80 East/I-15/I-215 ramp to Salt Lake City/Ogden/Provo	• Continue on I-15 North to Exit 288
• Use lanes to merge onto I-15 S/I-80 E toward Cheyenne/Las Vegas	• Use the right lane to take Exit 288 for UT-140 toward 14600 S/Draper
• Continue onto I-15 S toward Las Vegas	• Continue on Bangerter Hwy to 13800 S, turn right
• Use the 2nd from the right lane to take Exit 289 for UT-154/Bangerter Hwy	• Continue on 13800 S/Minuteman Drive to destination
• Use the 2nd from the left lane to take the ramp to Draper	• 13907 S. Minuteman Drive, Suite 500, Draper, UT 84020
• Continue on Bangerter Hwy to 13800 S, turn right
• Continue on 13800 S/Minuteman Drive to destination • 13907 S. Minuteman Drive, Suite 500, Draper, UT 84020

If you need further assistance or additional directions, please call our receptionist at (801) 817-1776.

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Appendix A

ADJUSTED EBITDA RECONCILIATION TO NET INCOME

We define “Adjusted EBITDA” as net income excluding the impact of interest, income taxes, amortization of finite-lived intangible assets, depreciation, share-based compensation expense, restructuring costs, impaired assets, and certain other items. We reference this non-GAAP financial measure in our disclosures and decision making because it provides supplemental information that facilitates consistent internal comparisons to the historical operating performance of prior periods, and we believe it provides investors with greater transparency to evaluate operational activities and financial results.

Reconciliation of Net Income to Adjusted EBITDA

(in thousands and unaudited)

	Fiscal Year Ended August 31,
	2025	2024	2023	2022	2021
Reconciliation of net income to
Adjusted EBITDA:
Net income	$3,068	$23,402	$17,781	$18,430	$13,623
Adjustments:
Interest expense (income), net	(363)	(4)	492	1,610	2,026
Income tax provision (benefit)	2,999	9,644	8,088	3,634	(7,548)
Amortization	4,392	4,248	4,342	5,266	5,006
Depreciation	4,066	3,905	4,271	4,903	6,190
Stock-based compensation	5,805	10,142	12,520	8,286	8,617
Increase to the fair value of contingent earn out liabilities	-	-	7	68	193
Gain from insurance settlement	-	-	-	-	(150)
Government COVID-19 assistance	-	-	-	-	(299)
Restructuring costs	6,723	3,008	565	-	-
Building exit costs	2,067	-	-	-	-
Impaired asset	-	928	-	-	-
Business acquisition costs	-	-	-	-	300
	$28,757	$55,273	$48,066	$42,197	$27,958

2025 Proxy Statement | 62

Logo FRANKLIN COVEY CO. 13907 SOUTH MINUTEMAN DR., SUITE 500 DRAPER, UT 84020 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on January 22, 2026 for shares held directly and by 11:59 P.M. Eastern Time on January 20, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59P.M. Eastern Time on January 22, 2026 for shares held directly and by 11:59P.M. Eastern Time on January 20, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Eight directors of the Company, each to serve until the next Annual Meeting and until their respective successors shall be duly elected and shall qualify. Nominees 0 0 0 01) Anne H. Chow 02) Craig Cuffie 03) Donald J. McNamara 04) Nancy Phillips 05) Efrain Rivera 06) Derek C.M. van Bever 07) Paul S. Walker 08) Robert A. Whitman The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Advisory vote on approval of executive compensation. 3. Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for fiscal 2026. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 0 0 0 0 0 0 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000686343_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com FRANKLIN COVEY CO. Annual Meeting of Shareholders January 23, 2026 8:30 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Jessica G. Betjemann and A. Derek Hatch or either of them as proxy, with full power of substitution, to vote, as designated below, all shares of Common Stock of Franklin Covey Co. (the Company), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company (the Annual Meeting) to be held in the Hyrum Smith Training Room at 13907 South Minuteman Dr., Suite 500, Draper, UT 84020, on January 23, 2026 at 8:30 a.m., local time, or any adjournment(s) thereof. This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed and returned in a timely manner, will be voted as specified. If no instructions are specified, this proxy will be voted "FOR" all nominees listed in Proposal 1, "FOR" Proposals 2 and 3, and in accordance with the judgment of the persons named as proxy herein on any other matters that may properly come before the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000686343_2 R2.09.05.010